PURCHASE AND SALE AGREEMENT

                                 by and between


                            SMITH CORONA CORPORATION

                                 (as "Seller")

                                      and

                            J.M. MURRAY CENTER, INC.

                                (as "Purchaser")




                                  For Property Known As

                                  Smith Corona Distribution Facility Plant 6
                                  839 Route 13 South
                                  Cortlandville, New York




                                  Prepared by:

                                  Winthrop, Stimson, Putnam & Roberts
                                  Financial Centre
                                  695 East Main Street
                                  P. O. Box 6760
                                  Stamford, Connecticut 06904-6760
                                  Tel.:  (203) 348-2300


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                               TABLE OF CONTENTS


                                                                          Page


1.   DEFINITIONS........................................................... 2

2.   PURCHASE PRICE........................................................ 5

3.   MATTERS TO WHICH THE SALE IS SUBJECT.................................. 6

4.   OUTSTANDING INTEREST OR UNMARKETABLE TITLE............................ 7

5.   ADJUSTMENTS........................................................... 9
     5.1  Items to Be Apportioned between the Parties...................... 9
     5.2  Tax Rate........................................................ 11
     5.3  Water Meter..................................................... 11

6.   CASUALTY/CONDEMNATION................................................ 11
     6.1  Casualty........................................................ 12
     6.2  Condemnation.................................................... 14

7.   SELLER'S WARRANTIES AND REPRESENTATIONS.............................. 15

8.   SELLER'S INSTRUMENTS AT CLOSING...................................... 18

9.   PURCHASER'S REPRESENTATIONS AND WARRANTIES........................... 21

10.  PURCHASER'S INSTRUMENTS AT CLOSING................................... 22

11.  CONTRACT PERIOD...................................................... 24

12.  BROKERAGE............................................................ 26

13.  CLOSING.............................................................. 27

14.  NOTICES.............................................................. 28

15.  DEFAULT.............................................................. 29
     15.1  Purchaser's Default............................................ 29
     15.2  Seller's Default............................................... 29
         15.3  Attorney's Fee............................................. 30

16.  "AS IS".............................................................. 30

17.  ASSIGNMENT........................................................... 31

18.  COUNTERPARTS......................................................... 32


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19.  FRANCHISE TAXES AND MECHANICS LIENS.................................. 32

20.  FURTHER ASSURANCES................................................... 32

21.  MISCELLANEOUS........................................................ 33

22.  LEASE................................................................ 35

23.  SEPARATION OF UTILITIES/Fire Protection System
     MAINTENANCE.......................................................... 36

24.  SUBDIVISION.......................................................... 37

25.  ENVIRONMENTAL COMPLIANCE............................................. 38




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                          PURCHASE AND SALE AGREEMENT



                  PURCHASE AND SALE AGREEMENT (this "Agreement") made as of this 28th day of February, 1995 by and between SMITH CORONA CORPORATION, a Delaware corporation (hereinafter "Seller"), and J.M. MURRAY CENTER, INC., a New York corporation (hereinafter "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions of this Agreement, all those certain plots, pieces or parcels of land situated on 12.704+/- acres, commonly known as Smith Corona Distribution Facility Plant 6, 839 Route 13 South, in the Town of Cortlandville, County of Cortland and State of New York, more particularly described in Schedule A hereto, together with the buildings and improvements thereon erected, and other interests of Seller relating thereto all as provided for in this Agreement excepting therefrom that certain structure commonly referred to as the FCC Building and identified as such on Schedule B hereto (the "FCC Building").

                  Seller and Purchaser further agree as follows:

         1.       DEFINITIONS

                  For the purposes of this Agreement, the following definitions shall apply:


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                  1.1  The  "Agreement"   shall  mean  this  Purchase  and  Sale
Agreement together with all Exhibits attached hereto.

                  1.2 "Applicable Authorities" shall mean such governmental agencies or authorities having jurisdiction over building, planning, zoning or construction matters.

                  1.3 The "Buildings" shall be the buildings and structures erected or situated upon the Land including without limitation all improvements, fixtures, equipment and machinery attached to, located on, appurtenant to or used in connection therewith except the FCC Building.

                  1.4 "Business Day" shall mean any day which is not a Saturday, Sunday or a State of New York or Federal legal holiday.

                  1.5 The "Closing Date" shall be the date when title to the Property is conveyed to Purchaser in accordance with the terms and conditions of this Agreement.

                  1.6  The "Contracts"  shall  have  the  meaning  set  forth in
Section 1.15(e).

                  1.7 The "Contract  Period" shall have the meaning set forth in
Article 11.
                  1.8 The "Land" shall be those certain plots, pieces or parcels of land more particularly described in Schedule A hereto.

                  1.9 "Lease" shall mean that certain lease to be executed by and between Purchaser and Seller on the Lease Commencement Date substantially in the form attached hereto as Exhibit 1.10.

                  1.10 "Lease Commencement Date" shall mean March 1, 1995.

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                  1.11  [Intentionally Omitted]

                  1.12 The "Permitted Encumbrances" shall be those restrictions, covenants, agreements, easements, matters and things of record affecting title to the Property designated as such on Exhibit 1.12 hereto.

                  1.13 The "Property" shall be the Land, Site Improvements, Buildings, Seller's Other Interests and the Easements and Other Rights.

                  1.14 The "Seller's Other Interests" shall be all of Seller's interests in and to the Property, or appertaining thereto, together with all the singular tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, including without limitation:

                       (a) All of the right, title and interest of Seller in and to any easements, grants of right or other agreements affecting the Property, or comprising the "Permitted Encumbrances", including any structures or improvements erected pursuant to such easements, grants of right or other agreements, whether or not situate upon the Land.

                       (b) All of the right, title and interest of Seller in and to any personal property owned by Seller appurtenant or affixed to and used in connection with the Property, including, without limitation, the personal property described on Exhibit 1.14(b)(1), and expressly excluding those items set forth on Exhibit 1.14(b)(2).

                       (c) All of the right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road

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or avenue  opened or  proposed in front of or  adjoining  the Land to the center line thereof and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to said premises by reason of change of grade of any street; and Seller shall execute and deliver to Purchaser at Closing (as hereinafter defined) or thereafter on demand all proper instruments for the conveyance of such title and the assignment and collection of any such award.

                       (d) All of the rights and interest of Seller in and to all permits, licenses and approvals of whatsoever nature affecting the Property including but not limited to, if assignable, cafeteria licenses and permits, as Purchaser may designate by written notice to Seller on or before thirty (30) days prior to Closing.

                       (e) All of the rights and interest of Seller in and to such of the contracts relating to or affecting the use or operation of the Property (including without limitation the service, maintenance, labor and similar agreements set forth in Exhibit 1.14(e) hereto) as Purchaser designates by written notice to Seller on or before thirty (30) days prior to the Closing Date, that Purchaser desires Seller to assign to it (such designated contracts are herein called the "Contracts" and, subject to the terms hereof, to the extent same are assignable, shall be assigned by Seller pursuant to the assignment and assumption agreement reasonably satisfactory to Seller and Purchaser.

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                       (f) The "Easements and Other Rights", which shall include
that certain Easement,  License and Maintenance  Agreement  substantially in the
form  attached  hereto  as  Exhibit  23.2-2,   that  certain  License  Agreement
substantially in the form attached hereto as Exhibit 8.1(j), and that certain Construction, Operation and Maintenance of Sewer Easement and License Agreement attached hereto as Exhibit 23.1.

                  1.15 The "Site Improvements" shall be all of the parking lots, driveway paving, access cuts, parking lot striping, parking lot lighting and parking lot bumpers situate upon the Land, including all fixtures now or in the future appurtenant to or used in connection with the Land.

         2.       PURCHASE PRICE AND DEFERRED PURCHASE PRICE

                  The purchase price (the "Purchase Price") for the Property shall be Two Million and 00/100 ($2,000,000.00) Dollars payable as follows:

                       At Closing, Purchaser shall pay to Seller the "Balance of the Purchase Price", which shall equal Two Million and 00/100 Dollars (2,000,000.00). The "Balance of the Purchase Price" shall be paid on the Closing Date to Seller by Federal Funds or other immediate clearance funds.

         3.       MATTERS TO WHICH THE SALE IS SUBJECT

                  Seller shall assign and convey or cause to be assigned and conveyed to Purchaser or its assigns title to the Property free and clear of any and all mortgages, liens, leases, encumbrances and easements, except:

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                  3.1 All taxes,  water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date;

                  3.2 Any restrictions, limitations, regulations, ordinances, rules and statutes of any municipal, county, state or federal governmental or municipal board, bureau, commission, body, and/or entity having jurisdiction over the Property including without limitation, the planning, zoning, building and wetlands laws, rules and regulations of the Town of Cortlandville, provided same permit the current use of the Property and same have not been violated as of the Closing Date, or, if violated, same have become legally non-conforming;

                  3.3 That certain Easement and License Agreement attached hereto as Exhibit 3.3 which provides for an express reservation of right of Seller to enter upon the Property to use, maintain and/or demolish and remove the FCC Building; in addition to the foregoing, the rights set forth in the Easement and License Agreement and this Section 3.3 shall be applicable during the Lease term as well as following the Closing, and it shall be deemed that the Lease shall be subject to such rights;

                  3.4  All defects in title caused by Purchaser;

                  3.5 That certain Easement Agreement attached hereto as Exhibit 3.5-1 which provides Seller with (i) the right to use for ingress and egress (both for vehicular and pedestrian traffic), maintain, pave, stripe, relocate and expand that certain road way as shown on Exhibit 3.5-2; (ii) the right to install and maintain utilities (below ground) within the utility

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easement  area  shown on  Exhibit  3.5-2;  and  (iii)  the right of entry to the
Property to permit any governmental and municipal entities and agencies to perform inspections of the Property, which inspections relate to any potential liabilities of Seller; in addition to the foregoing, the rights set forth in the Easement Agreement and this Section 3.5 shall be applicable during the Lease term as well as following the Closing, and it shall be deemed that the Lease shall be subject to such rights; and

                  3.6 The Permitted Encumbrances respecting the Property as shown on Exhibit 1.12 hereto.

         4.       OUTSTANDING INTEREST OR UNMARKETABLE TITLE

                  If Seller conveys the Property to Purchaser in accordance with
Article 3 and Purchaser is able to obtain, at Seller's cost, a policy of title insurance issued by First American Title Insurance Company (or other title insurance company licensed to do business in New York State, and mutually acceptable to the parties) dated as of the Closing Date, insuring fee title to the Property subject only to the Permitted Encumbrances, then Seller shall have fully complied with its obligations respecting title to the Property. Subject to the provisions of this Article, if Seller shall be unable to convey the fee interest in the Property in accordance with the terms of this Agreement (other than by reason of (i) Seller's refusal to close or willful default, or (ii) objection to title caused by the voluntary acts or omission to act of Seller; those matters set forth in Articles 24 and 25 below shall not fall within said

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clause  (i) or clause  (ii)),  Seller  shall  have the right to  terminate  this
Agreement, and Purchaser shall be granted six (6) months to vacate the Property, not to extend beyond June 30, 1996, during which period Purchaser shall fully comply with the terms and conditions of the Lease. Upon such termination of this Agreement, this Agreement shall be deemed canceled and the parties hereto shall be released of all obligations and liabilities hereunder and Purchaser shall have no rights of action against Seller or any other party hereto, at law or in equity, for damages, specific performance or otherwise. Notwithstanding the foregoing, Purchaser shall have the right to accept such title as Seller can convey, in which event Seller shall make the deliveries provided in this Agreement to Purchaser to the extent that Seller is able so to do; provided, however that if there shall be one or more liens or encumbrances against the Property which can be discharged by the payment of a sum of money, then Seller shall remove, discharge, bond, escrow or obtain affirmative title insurance coverage reasonably satisfactory to Purchaser for such lien or encumbrance (provided, however, that as to liens or encumbrances, other than mortgage(s) and real estate taxes (which mortgages and real estate taxes Seller shall be required to pay without limitation), Seller shall not be obligated to pay an amount in excess of Two Hundred Thousand and 00/100 ($200,000.00) Dollars in the aggregate relating thereto). Except as hereinabove provided, Seller shall have no duty nor shall Seller be required to take any action, institute any proceedings or incur any expense in order to remedy

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or remove any  objections  to title or otherwise  to render title in  accordance with the terms of this Agreement, and if Seller shall elect not to take any action, institute any proceeding or incur any expense to remedy or remove any objection to title or otherwise render title in accordance with the terms of this Agreement, then, for the purposes of this Article 4, Seller shall be deemed unable to convey the Property in accordance with the terms of this Agreement.

         5.       ADJUSTMENTS

                  5.1 Items to Be Apportioned between the Parties. The following items of income and expense (the "Adjustments") relating to the Property shall be apportioned between the parties as of midnight of the day immediately preceding the Closing Date so that Seller shall be charged with and have the benefit of such items accrued through the day immediately preceding the Closing Date, and Purchaser shall be charged with or have the benefit of such items from and after the Closing Date (it being understood and agreed that Purchaser, as tenant pursuant to the Lease, shall be required to pay all amounts due thereunder through and including the Closing Date, and that the hereinafter set forth adjustments shall not limit Purchaser's obligation pursuant to the Lease):

                       (a) Real estate taxes, personal property taxes (as to any personal property included in this sale) and municipal improvement assessments, if any, for the tax year which includes the Closing Date;

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                       (b) Water and sewer charges and rents for the  assessment
period which includes the Closing Date; but if any such charges shall be payable on the basis of meter readings, then such charges shall be apportioned as provided in Section 5.3;

                       (c) Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, with a subsequent reapportionment of such utilities promptly after issuance of bills for the same for the period which includes the Closing Date;

                       (d) Fuel, if any, at the last invoice price and based upon the supplier's written statement measuring the same not more than three (3) days prior to the Closing Date;

                       (e) Any charges, advance payments and deposits paid or payable under the Contracts to the extent Purchaser has elected to have same transferred and/or assigned; and

                       (f) Fees for transferable licenses and permits pertaining to the Property, or any part thereof, or any other property included in this sale to the extent Purchaser has elected to have same assigned.

                  Except  as   otherwise   provided  in  this   Agreement,   the
Adjustments shall be made in accordance with the customs in respect to title closing recommended by the local bar association.

                  The provisions of this Article 5 shall survive the Closing. Any errors in calculations or apportionments shall be corrected or adjusted as soon as practicable after the Closing.

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                  5.2 Tax Rate.  If the Closing  shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the next preceding tax year applied to the latest assessed valuation, subject to further and final adjustment when the tax rate is fixed for the tax year in which the Closing takes place and subject to Seller's right to contest such taxes as hereinafter provided in the Agreement. The provisions of this Section shall survive the Closing.

                  5.3 Water Meter. If there are any water meters on the Property, Seller shall furnish readings to a date not more than five (5) days prior to the date of the Closing, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings.

         6.       CASUALTY/CONDEMNATION

                  It is understood and agreed that as of the Lease Commencement Date, Purchaser shall assume all risk with respect to the Property, which shall include any casualty or condemnation of whatsoever nature. This agreement of Purchaser and Seller shall be regarded as an express agreement contrary to the so-called Uniform Vendor and Purchaser Risk Act, New York General Obligations Law Section 5-1311. Therefore:

                  6.1  Casualty.

                       (a) Prior to the Lease Commencement Date, all or a "material part" (as defined below) of the Property shall be damaged or destroyed by fire or other casualty, then, in any such event, Purchaser may, at its option, either (i) cancel this

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Agreement,  and the parties  hereto  shall be released  of all  obligations  and liabilities of whatsoever nature in connection with this Agreement, or (ii) proceed to close the transactions contemplated by this Agreement, in which event all of the provisions of Section 6.1(b)(i) and Section 6.1(b)(ii) below shall apply.

                       (b) Prior to the Lease Commencement Date, if less than a material part of the Property shall be destroyed or damaged by fire or other casualty, Purchaser shall nevertheless enter into the Lease and perform all of the terms and conditions of this Agreement pursuant to all the terms and conditions of this Agreement, subject to the following: (i) Seller shall not (a) adjust and settle any insurance claims, or (b) enter into any construction or other contract for the repair or restoration of the Property in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars in the aggregate, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) at the Lease Commencement Date, Seller shall pay over to Purchaser in installments, as repairs are made, the amount of any insurance proceeds, to the extent collected by Seller in connection with such casualty, less the amount of the actual expenses incurred by Seller in making repairs to the Property occasioned by such casualty pursuant to any contract (provided that such contract was reasonably approved by Purchaser as required by this Section); the repairs shall be completed by Purchaser, based upon the reasonable rules and requests of Seller, and in accordance with the terms and conditions of the

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Lease.  Seller shall  reasonably  cooperate  with Purchaser in the collection of such proceeds. However notwithstanding the foregoing, Seller shall have the sole and exclusive right to settle and/or compromise any insurance claims. This
Section 6.1(b) shall survive the Lease Commencement Date and, if applicable, the Closing.

                       (c) From and after the Lease Commencement Date, Purchaser
shall bear the risk of loss. As noted above, this provision shall be regarded as an express agreement concerning the so-called Uniform Vendor and Purchaser Risk Act, New York General Obligations Law Section 5-1311. Therefore if a casualty, whether or not material, shall occur from and after the Lease Commencement Date, Purchaser shall be required to close title to the Property as if no such casualty had occurred, with no offset, deduction or reduction to the Purchase Price. Prior to Closing, all insurance proceeds shall be paid over to Seller, and advanced to Purchaser in installments, as repairs and/or restoration are completed pursuant to the reasonable rules and regulations of Seller and subject to the terms and conditions of the Lease. At Closing, Seller shall assign to Purchaser any right, title or interest Seller has or may have in and to any insurance proceeds relating to such casualty to the Property, and shall reasonably cooperate with Purchaser to collect all such proceeds; said obligation to cooperate with Purchaser shall survive the Closing.

                       (d) For the purpose of this Section, the phrase "a material part" of the Property shall mean that (i) the cost of repair or restoration is estimated by a reputable contractor

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selected by Seller and reasonably  satisfactory to Purchaser, to be in excess of
Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars, or (ii) the length of time required for the repair or restoration is estimated by a reputable contractor selected by Seller and reasonably satisfactory to Purchaser, to be in excess of six (6) months.

                  6.2 Condemnation. If, prior to the Lease Commencement Date, all or any "material part" (as defined below) of the Property is taken by eminent domain or is the subject of a pending taking which has not been consummated (collectively, a "Taking"), Purchaser shall have the right, within five (5) "Business Days" of receiving notice of such Taking, to terminate this Agreement upon written notice to Seller. If this Agreement is terminated, as aforesaid, this Agreement shall be deemed canceled and the parties hereto shall have no further obligations or liabilities of whatsoever nature in connection with this Agreement. For the purpose of this Section 6.2, a "material part" means a substantial portion of the Property or the access thereto such that the Property remaining after such a taking cannot reasonably be used and operated as a warehouse/manufacturing facility of not less than 80,000 square feet of rentable warehouse/manufacturing space. If (i) the taking or condemnation shall occur after the Lease Commencement Date, or (ii) if Purchaser does not elect to terminate this Agreement as aforesaid, or (iii) if the Taking is of a "non-material part" (i.e., anything other than a "material part") of the Property, Purchaser shall nevertheless close title to the Property and

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fully perform the terms and conditions of this Agreement,  and there shall be no abatement of the Purchase Price, and at the Closing Seller shall (1) pay over to Purchaser the amount of any awards to the extent collected by Seller in connection with such Taking, and (2) assign to Purchaser all of Seller's right, title and interest in and to any awards that are uncollected at the time of the Closing and that may be paid in respect of such Taking. Seller shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing. However, notwithstanding the foregoing, Seller shall have the sole and exclusive right to settle and/or compromise any such condemnation or other similar claim and receive any and all proceeds of such condemnation award subject to adjustment at Closing as provided hereinabove.

         7.       SELLER'S WARRANTIES AND REPRESENTATIONS

                  To induce Purchaser to enter into this Agreement and to purchase the Property from Seller, Seller makes the following representations, all of which Seller represents are true as of the date hereof (unless otherwise indicated) and shall be true as of the Closing Date and shall be deemed remade as of that date; however, Seller shall not be required to remake as of the Closing Date any representation or warranty to the extent that a breach or violation of such representation or warranty occurred on or after the Lease Commencement Date and such breach or violation of such representation or warranty was caused or permitted in whole or in part by Purchaser, as tenant:

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                  7.1 Subject to Seller's  acquisition  of the REBA Property (as defined below), and subject to the terms and conditions of this Agreement, as of the Closing Date Seller shall be the sole owner of the Property.

                  7.2 (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and sell the Property and to take all actions required of Seller by this Agreement and properly qualified to transact business in New York.

                       (b) Subject to Seller's acquisition of the REBA Property (as defined below), and subject to the terms and conditions of this Agreement, the execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the certificate of incorporation or by-laws of Seller or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it or the Property is bound, and no consent of any other party is required.

                       (c) Subject to the terms and conditions of this Agreement, the party or parties executing this Agreement on behalf of Seller have been duly authorized and are empowered to bind Seller to this Agreement and to take all actions required by this Agreement. Upon acquiring title to the REBA Property, Seller shall have the full right, power and authority to sell and convey the Property to Purchaser as provided herein and to carry out its obligations hereunder.

                       (d) No action, suit or proceeding is pending or, to the best of Seller's knowledge, threatened against Seller which would materially affect Seller's ability to fully perform its obligations pursuant to this Agreement.

                  7.3 Except as disclosed in Article 25, Seller has received no notice of violation of any applicable federal, state or local law and there are no pending or threatened appeals, revocations or suspensions of any permits, approvals or consents relating to the current use or proposed use of the Property.

                  7.4 All personal property owned by Seller and located in or upon the Property or used in connection with the operation and maintenance of the Property which is included in this sale, and which is owned by Seller, on the Closing Date, shall be free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements or other encumbrances of any nature.

                  7.5 There are no existing or pending litigation, claims, condemnations or sales in lieu thereof with respect to any aspect of the Property nor, to the knowledge of Seller, have any actions, suits, proceedings or claims been threatened or asserted except as disclosed elsewhere in this Agreement.

                  7.6 Exhibit 7.6 hereto correctly and completely sets forth all insurance of Seller covering the Property or any portion thereof.

                  7.7 Seller is not a foreign entity subject to withholding pursuant to I.R.C. Section 1445. Seller agrees to indemnify and hold Purchaser harmless from any and all claims brought against Purchaser pursuant to I.R.C.
Section 1445 by reason of a breach by Seller of the foregoing representation, which indemnification shall survive the Closing.

                  7.8 Except as set forth on Exhibit 7.8, Seller represents that there are no leased fixtures on the Property, and the systems on the Property, including but not limited to the furnace and heating system, plumbing and water pipes, water systems, sewer system, electrical systems and air conditioning system are now in working order and will be in the same condition at the Closing.

                  All representations, warranties and covenants of Seller contained in this Agreement or in any affidavit or other document delivered in connection herewith shall, except as otherwise agreed, be true and correct at Closing but shall not survive the Closing.

         8.       SELLER'S INSTRUMENTS AT CLOSING

                  8.1 Seller shall execute and deliver to Purchaser on the Closing Date:

                       (a) a bargain and sale deed with covenants against grantor's acts in the form attached hereto as Exhibit 8.1(a); and

                       (b) [Intentionally Omitted]

                       (c) [Intentionally Omitted]

                       (d)  Environmental   indemnity   agreement  in  the  form
attached hereto as Exhibit 8.1(d); and

                       (e) all such usual and customary affidavits of title as may be reasonably required by Purchaser's title insurance company, including an indemnification agreement, if necessary; and

                       (f) a certificate of a duly authorized officer of Seller stating that all representations and warranties made by Seller in this Agreement are true as of the Closing Date as if made on such date; and

                       (g) duly executed real estate conveyance or transfer tax (and transfer gains tax) forms and/or other documents for the Property. Seller shall at Closing by certified or bank check pay all real estate transfer and conveyance taxes and/or transfer gains taxes payable to the appropriate state and/or local governmental and/or municipal authorities; Purchaser shall bear the expense of recording the deed; and

                       (h) a duly executed affidavit as may be required pursuant to Section 1445 of the Internal Revenue Code, it being understood and agreed that Seller shall fully comply with all rules, regulations and requirements promulgated, issued or mandated by the Internal Revenue Code or the Secretary of the Treasury Department of the United States as to the deduction and withholding of tax imposed on the disposition of any United States real property interest by a foreign person; and

                       (i) the Easement, License and Maintenance Agreement in the form attached hereto as Exhibit 23.2-2; and

                       (j) the License  Agreement in the form attached hereto as
Exhibit 8.1(j); and

                       (k) the Construction, Operation and Maintenance of Sewer Easement and License in the form attached hereto as Exhibit 23.1; and

                       (l) the Easement and License Agreement in the form attached hereto as Exhibit 3.3; and

                       (m) the Easement Agreement in the form attached hereto as
Exhibit 3.5-1; and

                       (n) a letter confirming the termination of the Lease; and

                       (o) copies of the certificates of occupancy for the Buildings, if available.

                  8.2 Seller shall deliver or cause to be delivered to Purchaser on the Closing Date:

                       (a) appropriate resolutions and certificates reasonably satisfactory to Purchaser;

                       (b) to the extent Seller may have the same in its possession, all assignable warranties, maintenance records and related material with respect to the Property;

                       (c) all transferable permits and licenses with respect to the Property and all certificates of occupancy or equivalent governmental instruments required for the Property;

                       (d) to the extent same are in Seller's possession, all operating documents, maintenance and other records necessary for the continued operation of the Property exclusive of documents necessary to be retained by Seller. As to any documents retained by Seller, Purchaser shall have the right of reasonable access upon reasonable advance notice to examine and make copies thereof, which rights shall survive the Closing;

                       (e)  all  existing  keys,   garage  door  openers,   lock
combinations and alarm codes;

                       (f) a copy of the Phase 1 Audit of the Property prepared by O'Brien & Gere Engineers, Inc., together with a reliance letter from O'Brien & Gere Engineers, Inc.; no representation or warranty is made by Seller concerning any matter included within such Audit or otherwise; and

                       (g)   such   other   usual   and   customary   documents,
instruments, and other material reasonably requested by Purchaser as may be necessary to effect the transfer of title hereunder.

         9.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  To induce Seller to enter into this Agreement, Purchaser makes, to the best of Purchaser's knowledge and belief, the following representations, all of which Purchaser represents are true as of the date hereof.

                  9.1 (a) Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of New York with full power and authority to purchase the Property and to take all actions required of Purchaser by this Agreement.

                       (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the By-laws of Purchaser or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound, and no consent of any other party is required.

                       (c) The party or parties executing this Agreement on behalf of Purchaser have been duly authorized and are empowered to bind Purchaser to this Agreement and to take all actions required of Purchaser by this Agreement.

                       (d) No action,  suit or  proceeding is pending or, to the
best of Purchaser's knowledge, threatened against Purchaser which would materially affect it's ability to fully perform its obligations pursuant to this Agreement.

                       (e) [Intentionally Omitted]

                  All representations, warranties and covenants of Purchaser contained in this Agreement or in any affidavit or other document delivered in connection herewith shall be true and correct at Closing but shall not survive the Closing.

         10.      PURCHASER'S INSTRUMENTS AT CLOSING

                  10.1 Purchaser shall execute and deliver to Seller at Closing the following:

                       (a) a certificate of a duly authorized officer of Purchaser stating that all representations and warranties made by Purchaser in this Agreement are true as of the Closing Date as if made on such date; and

                       (b) [INTENTIONALLY DELETED]

                  10.2 Purchaser shall deliver or cause to be delivered to Seller on the Closing Date:

                       (a) appropriate resolutions and certificates reasonably satisfactory to Seller that the actions taken by Purchaser have been duly authorized;

                       (b) the  Purchase  Price in the  manner  provided  for in
Article 2 hereof; and

                       (c) the Easement, License and Maintenance Agreement in the form attached hereto as Exhibit 23.2-2; and

                       (d) the License  Agreement in the form attached hereto as
Exhibit 8.1(j); and

                       (e) the Construction, Operation and Maintenance of Sewer Easement and License in the form attached hereto as Exhibit 23.1; and

                       (f) the Easement and License Agreement in the form attached hereto as Exhibit 3.3; and

                       (g) the Easement Agreement in the form attached hereto as
Exhibit 3.5-1; and

                       (h) a letter confirming the termination of the Lease; and

                       (i) evidence reasonably satisfactory to Seller that Purchaser has completed the separation of all the Utilities as provided for in
Article 23 or if such seperation has not been completed, financial security satisfactory to Seller, in its sole discretion, in an amount sufficient to assure that the Utilities shall be separated within fifteen (15) months of the Closing Date pursuant to Article 23; and

                       (j) the environmental indemnity agreement in the form attached hereto as Exhibit 8.1(d); and

                       (k)   such   other   usual   and   customary   documents,
instruments, and other material necessary to effect the transfer of title hereunder and reasonably requested by Seller.

         11.      CONTRACT PERIOD

                  11.1 After execution of this Agreement and prior to the Lease Commencement Date (the "Contract Period"), Seller shall continue to operate the Property in the same manner as it is currently being operated by Seller.

                  11.2 Purchaser and its agents, employees, consultants and contractors shall have the right to enter the Property at all reasonable times, upon reasonable advance notice, to perform such tests, measurements and studies as may be reasonably necessary. Seller shall reasonably cooperate with Purchaser and shall make Seller's personnel reasonably available to Purchaser to assist Purchaser. If Purchaser exercises its rights hereunder, Purchaser shall comply with the reasonable requirements of Seller, and shall hold Seller harmless for any liability, loss, cost or expense of whatsoever nature caused directly by such testing, measurement or study by Purchaser. Further, Purchaser shall repair any damage caused directly by such testing, measurement or study and shall reasonably restore the Property to its former condition and shall hold Seller harmless for any liability, loss, cost or expense arising therefrom. The obligations of Purchaser pursuant to this Section shall survive the termination of this Agreement.

                  11.3 During the Contract Period, Seller shall not without the written consent of Purchaser enter into any management or service contracts or any other agreements of any nature for the Property unless such contract(s) shall be fully cancelable or terminable prior to the Closing Date.

                  11.4 Seller may make ordinary repairs during the Contract Period but shall make no extraordinary repairs during such period without the written consent of Purchaser. Extraordinary repairs for purposes of this Agreement shall mean a repair the cost of which is more than One Hundred Thousand and 00/100 ($100,000.00) Dollars. During the Contract Period Seller shall make no expenditures for the Property which are capital in nature and which require an expenditure in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars, without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

                  11.5  During the Contract Period, Seller shall:

                       (a) Comply with all federal, state and municipal laws, ordinances, regulations and orders relating to the Property;

                       (b) Comply with all the material terms, conditions and provisions of any leases, liens, mortgages, agreements and other contractual arrangements referred to herein and make all payments required to be paid thereunder and suffer no default therein;

                       (c) Operate, manage and maintain the Property in the same general manner as the same has been operated by Seller to the date hereof; and

                       (d) Maintain in effect all insurance  coverages listed in
Exhibit 7.6 hereto.

                  11.6 During the Contract Period, and except for the Easements and Other Rights, Seller shall not grant any easement, license or other right or impose restriction affecting all or any part of the Property without the express consent of Purchaser.

                  11.7 Upon reasonable prior notice, prior to closing Purchaser shall have the right to perform a final inspection of the Property.

         12.      BROKERAGE

                  Purchaser and Seller represent and warrant to each other that this Agreement was not brought about by any broker and that no broker was in any way instrumental or had any part in bringing about this transaction. Purchaser agrees that, should any claim be made for commissions by any broker or person arising by, through or on account of any act of Purchaser or Purchaser's representatives, or if by reason of, through or on account of any act of Purchaser or Purchaser's representatives a broker claims commissions or other compensation, Purchaser shall indemnify and hold Seller harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. Seller agrees that should any claim be made for commissions by any broker or person arising by, through or on account of any act of Seller or Seller's representatives, Seller shall indemnify and hold Purchaser harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this Article shall survive delivery of the deed, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party. Notwithstanding the foregoing, Seller hereby discloses that a separate agreement with Corporate Partners, Ltd. may exist, which entity may be paid a commission in connection with this sale, and that Seller shall pay any such commission pursuant to a separate agreement.

         13.      CLOSING

                  Subject to Article 25 below, the closing of title to the Property (the "Closing") shall take place on the date that is one (1) year and seven (7) days following the date upon which (i) Seller acquires title (as evidenced by the date of recordation of a deed) to that real property and improvements (the "REBA Property") covered by that certain lease date June 15, 1970 by and between REBA Properties, Inc. and SCM Corporation (the "REBA Lease"), and (ii) all ground leases affecting the Property have been terminated; the closing shall take place at 10:00 a.m. at the Property or at such other location as the parties mutually agree to. Except as provided for in Article 25 below, in no event shall the Closing take place on a date later than June 30, 1996. Notwithstanding the foregoing, at Seller's sole option, upon written notice to Purchaser, Seller shall have the right to accelerate the Closing Date to a date which is not less than one hundred twenty (120) days following the date upon which the Release as described in Article 25 shall be issued.

         14.      NOTICES

                  All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service (including, without limitation, overnight delivery, courier or messenger services); (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first-class mail, postage prepaid, return receipt requested), or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal service, (y) pursuant to subsection (b) shall be deemed received one (1) day after dispatch by electronic means, and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

      If to Seller:                 SMITH CORONA CORPORATION
                                    839 NYS 13 P.O. Box 2020
                                    Cortland, New York 13045
                                    Attention:  W. Michael Driscoll
                                    Telecopy:  (607) 753-8531

    With a copy to:                 Winthrop, Stimson, Putnam & Roberts
                                    The Financial Centre
                                    695 East Main Street
                                    P. O. Box 6760
                                    Stamford, Connecticut 06904-6760
                                    Attention:  Kent S. Nevins, Esq.
                                    Telecopy:  (203) 965-8226

   If to Purchaser:                 J.M. MURRAY CENTER, INC.
                                    c/o Riehlman, Shafer & Shafer
                                    3 Clinton Street
                                    Tully, New York 13159-0430
                                    Attention:  Rick Shafer, Esq.
                                    Telecopy:  (315) 696-6019

    With a copy to:                 Riehlman, Shafer & Shafer
                                    3 Clinton Street
                                    Tully, New York 13159-0430
                                    Attention:  Rick Shafer, Esq.
                                    Telecopy:  (315) 696-6019

         15.      DEFAULT

                  15.1 Purchaser's Default. If Purchaser shall be in default, then Seller shall have the right to treat this Agreement as having been breached by Purchaser five (5) Business Days after receipt by Purchaser's attorney of written notice of such default and the failure by Purchaser to cure said default within said five (5) day period, and Seller's remedy on account of such breach shall be the right to terminate this Agreement and the Lease by written notice to Purchaser and Purchaser's attorney, and, upon such termination, Purchaser shall forfeit all rights and claims with respect to the Property pursuant to this Agreement and the Lease, whereupon Seller may pursue any remedies at law or in equity for such default of this Agreement; nothing whatsoever in this Agreement shall in any manner limit any remedies available to Seller, as Landlord pursuant to the Lease.

                  15.2 Seller's Default. In the event that all of the preconditions to Seller's obligation to close have been satisfied and/or waived by Seller and/or Purchaser, as the case may be, and the sale of the Property fails or Seller refuses to close or otherwise materially breaches or is in default of its obligations and agreements pursuant to this Agreement (except, that, Seller's failure to obtain the Release (as defined below) or the Subdivision Approval (as defined below) shall not be regarded as a default hereunder), as its sole remedy, Purchaser may at its option (a) bring suit to specifically enforce this Agreement to compel Seller to perform the terms and conditions of this Agreement, and Purchaser shall have no right to seek damages, or (b) in the alternative, terminate this Agreement by written notice, whereupon Seller shall have no further obligation pursuant to this Agreement.

                  15.3   Attorney's  Fee.  In  any  action  between  Seller  and
Purchaser pursuant to Section 15.1 or Section 15.2 of this Agreement, in addition to all other remedies available pursuant to said Section 15.1 or 15.2, as applicable, the prevailing party shall be entitled to recover legal fees and expenses from the non-prevailing party.

         16.      "AS IS"

                  Purchaser has examined the Property and any other property to be sold hereunder and is familiar with the physical condition thereof. Purchaser agrees and represents that Purchaser is purchasing the Property and any other such property "As Is With All Faults" and in their present condition, as of the date hereof, subject to reasonable use, wear and tear between the date hereof and the Lease Commencement Date; Purchaser is assuming all risk whatsoever for wear and tear, casualty and condemnation occurring on or after the Lease Commencement Date. In making and executing this Agreement, Purchaser has not relied upon or been induced by any statements or representations of any person (other than those, if any, set forth expressly in this Agreement) in respect of the title to, or the physical condition of, the Property or other property, or the income, expenses, operation or any other matter or thing affecting or relating to the Property or to this transaction, which might be pertinent in considering the making or the execution of this Agreement. Seller has not made and does not make any representation as to the physical condition, rents, leases, expenses, operation, legality of occupancy or any other matter or thing affecting or relating to the Property, except as herein specifically set forth, and Purchaser hereby expressly acknowledges that no such representations have been made. Purchaser has relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations and inspections as Purchaser has chosen to make or has made.

         17.      ASSIGNMENT

                  Purchaser shall not assign any of Purchaser's rights hereunder in whole or in part without Seller's prior written consent, which consent shall not be unreasonably withheld if, in Seller's sole discretion, the proposed assignee is creditworthy. Further, Seller shall have the right to reject any proposed assignment unless a cash deposit of not less than Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars is posted, which deposit shall be non-refundable except in the case of a Seller default, or if Seller terminates this Agreement for a reason other than as a result of a Purchaser default.

         18.      COUNTERPARTS

                  This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

         19.      FRANCHISE TAXES AND MECHANICS LIENS

                  Unpaid franchise taxes of any corporation in the chain of title and mechanics liens with respect to the Property shall not be an objection to title provided that the title company insuring Purchaser affirmatively insures Purchaser against the collection thereof from the Property, and provided further that the title company omits such objection for the CDA's mortgage policy.

         20.      FURTHER ASSURANCES

                  Purchaser and Seller each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This Article shall survive the Closing.

         21.      MISCELLANEOUS

                  21.1 In connection with the sale of the Property pursuant to this Agreement, Seller agrees to pay the fees and disbursements for any surveys of the Property. Purchaser shall bear all costs in connection with the creation of any mortgage on the Property. All expenses incurred by Purchaser on account of this Agreement, including those listed in the preceding sentence, are hereby made liens on the Property, but such liens shall not continue after default by Purchaser under this Agreement. This Section shall survive the termination of this Agreement. Each party shall pay its own counsel fees in connection with the negotiation and execution of this Agreement.

                  21.2 This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

                  21.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  21.4 The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

                  21.5 The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

                  21.6 This Agreement contains the entire agreement among Seller and Purchaser and any and all prior understandings and dealings heretofore had are merged herein and any agreement shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by Seller and Purchaser.

                  21.7 After the Lease Commencement Date, Purchaser or Seller shall be permitted to cause this Agreement or a memorandum of this Agreement to be recorded or filed in any public record in a form approved by Seller. The memorandum shall not disclose the purchase price or any financial terms or conditions. Upon the termination of this Agreement by reason of a default by Purchaser or otherwise, Purchaser shall immediately release the memorandum from the public record. Purchaser hereby irrevocably appoints Seller its attorney-in-fact for Purchaser for such purpose. If Purchaser shall violate any of the provisions of this Section, Purchaser shall be liable to Seller for any damages caused by or resulting from such violation, including without limitation reasonable legal fees and expenses.

                  21.8 This Agreement shall not be binding until signed and unconditionally delivered by Purchaser and Seller.

                  21.9 The terms "herein", "hereof" and "hereunder" and similar terms used in this contract each refer to this Agreement in its entirety and not to the particular provision or section in which such term is used.

                  21.10 Seller and Purchaser agree that Purchaser's attorneys (named in Article 14 of this Agreement) are hereby designated as the "real estate broker", with respect to the transaction contemplated in this Agreement, pursuant to proposed regulation 1.6045-4 of the United States Internal Revenue Code.

                  21.11 Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the documents attached hereto as Exhibits are substantially in the form to be executed and delivered in accordance with this Agreement, and that the parties hereto shall in good faith complete the Exhibits prior to execution and delivery.

                  21.12 At or before Closing, Purchaser shall timely deliver all required or requested tax returns or other documents or affidavits reasonably required by Seller in connection with Article 31B of the Tax Law or the regulations promulgated in connection therewith.

         22.      LEASE

                  In order to facilitate the purchase and sale contemplated by this Agreement, Purchaser has requested, and

Seller has agreed, that Purchaser shall have the right to lease the Property from Seller for the period commending on March 1, 1995 in accordance with the terms and conditions of that certain Lease in the form attached hereto as
Exhibit 1.10. Purchaser's right to lease the Property shall not be independent of its obligations pursuant to this Agreement and, therefore, if for any reason whatsoever this Agreement shall terminate or shall not be in full force and effect, the Lease shall automatically terminate.

         23.      SEPARATION OF UTILITIES/FIRE PROTECTION SYSTEM MAINTENANCE

                  23.1 It is understood  and agreed that the  utilities  serving the Property may not be separate from utilities servicing Seller's contiguous property. Purchaser shall not later than fifteen (15) months following the Closing Date, TIME BEING DEEMED TO BE OF THE ESSENCE, (i) obtain governmental and municipal approval for and (ii) commence, complete and pay the cost of separating all such utilities and restoring all disturbed property, all pursuant to plans and specifications reasonably approved by Seller and in a manner which is not disruptive to the operation of business at Seller's contiguous property. At Closing, the parties shall enter into an agreement, mutually acceptable to all parties, permitting Purchaser access to Seller's contiguous property for the purpose of separating said Utilities within said fifteen (15) month period, which may include, if necessary, an easement over Seller's contiguous property lines servicing the Property, which easement shall be upon terms and conditions mutually agreeable to Seller and Purchaser. The form of the easement attached hereto as Exhibit 23.1 shall be completed and recorded prior to Closing. It is understood and agreed that Seller shall in the  exercise  of its  commercial  reasonable  judgment  have  the  sole  and exclusive right to review and approve all plans and specifications for separating the utilities and for fixing easement areas, with the intent being that such separation of utilities and such easements shall not be detrimental to the current or reasonably contemplated use and development of Seller's contiguous property. All easements shall be located within the areas established pursuant to Exhibit 23.1. Further, at Closing Purchaser shall deliver to Seller security and assurances satisfactory to Seller to assure completion of said separation of said utilities. The Seller shall have the right to draw upon such security at any time following the expiration of said fifteen (15) months in order to complete said work. This provision shall survive the Closing.

                  23.2 It is further understood and agreed that the Fire Tower as noted on Exhibit 23.2-1 shall be used to service both the Property and Seller's contiguous property and that the parties shall simultaneously with the execution of this Agreement enter into the Easement, License and Maintenance Agreement in the form attached hereto as Exhibit 23.2-2. Seller shall have the sole and exclusive right to determine and fix the method for the sharing of the use of such Fire Tower, and Seller shall determine the location and maintenance of any lines to and from the Fire Tower.

         23.3     [INTENTIONALLY OMITTED]

         24.      SUBDIVISION

                  This Agreement, and the parties' obligations pursuant to this Agreement, shall be conditioned upon Seller obtaining, prior to the Closing Date, all governmental and municipal approvals, including but not limited to subdivision and/or zoning approvals, to permit the Property to stand as a separate legal lot in full compliance with all applicable governmental and municipal laws, rules and regulations (the "Subdivision Approval"). Purchaser hereby waives any right to raise an objection to the Subdivision Approval, notwithstanding the fact that same may be the subject of an appeal or otherwise appealable.

                  Seller shall make application for and diligently pursue said approvals, and Purchaser shall fully cooperate with Seller and join in such application if so requested by Seller. If Seller shall not have obtained the approvals on or before the Closing Date, then upon written notice to Purchaser, this Agreement and the Lease shall terminate. Purchaser shall be granted six (6) months from the date of such notice to vacate the Property, not to extend beyond June 30, 1996, during which time Purchaser shall comply with the terms and conditions of the Lease. Upon Purchaser's vacation of the Property and settling all obligations due pursuant to the Lease, neither party hereto shall have any further liability in connection with this Agreement.

         25.      ENVIRONMENTAL COMPLIANCE

                  It is understood and agreed that the Property is the subject of a Settlement Agreement with the State of New York, a copy of which is attached hereto as Exhibit 25. As a condition to Seller's and Purchaser's obligations to close title to the Property, the appropriate authorities will modify the description of the Smith Corona Corporation Cortlandville site, New York State Registry of Inactive Hazardous Waste Disposal Site No. 712006, to exclude the Property and thereby release the Property from the effects of said

Settlement   Agreement  other  than  the  obligation  to  give  the  appropriate authorities and their employees, contractors and consultants access to the Property at reasonable times and upon reasonable notice for the purpose of monitoring and sampling at the Property (the "Release").

                  Seller shall notify the appropriate authorities and shall diligently pursue the required Release. If on or prior to said scheduled Closing Date said Release has not been obtained and Purchaser shall not waive said condition, Seller shall have the right to extend the term of the Lease and the Closing Date for up to two (2) additional one (1) year terms in order to diligently pursue obtaining said Release. In no event shall the Closing Date be on a date later than June 30, 1998. It is understood and agreed that during each such extended term, the Closing shall occur not later than one hundred twenty
(120) days following the date upon which the Release shall be issued by the appropriate authorities. If (i) the appropriate authorities shall deny the issuance or refuse to issue the Release, or (ii) the second extension period shall expire without the issuance of said Release, and provided that Purchaser shall not waive the delivery of the Release as a condition to the Closing, then this Agreement and the Lease shall terminate and Purchaser shall vacate the Property. During each extension term, Purchaser shall fully comply with the terms and conditions of the Lease, including without limitation the payment of all Rent and Additional Rent.

                  IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

                                       SELLER
ATTEST:
                                       SMITH CORONA CORPORATION



                                       By:
                                          --------------------------------
                                         Name:
                                         Its:
                                         Duly Authorized


                                       PURCHASER

                                       J.M. MURRAY CENTER, INC.



                                       By:
                                          --------------------------------
                                         Name:
                                         Its:
                                         Duly Authorized




                         Exhibit List
                         ------------

Schedule A           -   Metes and Bounds of Property
Schedule B           -   Survey Showing FCC Building

Exhibit 1.10         -   Lease
Exhibit 1.12         -   Permitted Encumbrances
Exhibit 1.14(b)(1)   -   Personal Property Included in Sale
Exhibit 1.14(b)(2)   -   Personal Property Excluded from Sale
Exhibit 1.14(e)      -   Contracts
Exhibit 3.3          -   Easement and License Agreement (FCC)
Exhibit 3.5-1        -   Easement Agreement
Exhibit 3.5-2        -   Survey Showing Utility and Roadway
                         License Areas
Exhibit 7.6          -   Insurance
Exhibit 7.8          -   Leased Fixtures
Exhibit 8.1(a)       -   Deed
Exhibit 8.1(d)       -   Environmental Indemnity Agreement
Exhibit 8.1(j)       -   License Agreement
Exhibit 23.1         -   Construction, Operation and
                         Maintenance of Sewer Easement and
                         License Agreement
Exhibit 23.2-1       -   Survey Showing Fire Tower
Exhibit 23.2-2       -   Easement License and Maintenance

                         Agreement
Exhibit 25           -   Settlement Agreement

                                   SCHEDULE A

                               LEGAL DESCRIPTION

                                   SCHEDULE B

                          SURVEY SHOWING FCC BUILDING

                                  EXHIBIT 1.10

                                     LEASE

                                  EXHIBIT 1.12

                             PERMITTED ENCUMBRANCES

                               EXHIBIT 1.14(b)(1)

                       PERSONAL PROPERTY INCLUDED IN SALE

                               EXHIBIT 1.14(b)(2)

                      PERSONAL PROPERTY EXCLUDED FROM SALE

                                EXHIBIT 1.14(e)

                                   CONTRACTS

                                  EXHIBIT 3.3

                         EASEMENT AND LICENSE AGREEMENT

                                 EXHIBIT 3.5-1

                               EASEMENT AGREEMENT

                                 EXHIBIT 3.5-2

                           SURVEY SHOWING UTILITY AND
                             ROADWAY EASEMENT AREAS

                                  EXHIBIT 7.6

                                   INSURANCE

                                  EXHIBIT 7.8

                                LEASED FIXTURES

                                 EXHIBIT 8.1(a)

                                      DEED

                                 EXHIBIT 8.1(d)

                       ENVIRONMENTAL INDEMNITY AGREEMENT

                                 EXHIBIT 8.1(j)

                               LICENSE AGREEMENT

                                  EXHIBIT 23.1

                    CONSTRUCTIONN, OPERATION AND MAINTENANCE
                    OF SEWER EASEMENT AND LICENSE AGREEMENT

                                 EXHIBIT 23.2-1

                           SURVEY SHOWING FIRE TOWER

                                 EXHIBIT 23.2-2

                   EASEMENT LICENSE AND MAINTENANCE AGREEMENT

                                   EXHIBIT 25

                              SETTLEMENT AGREEMENT

                                                                   EXHIBIT 1.10







                           SMITH CORONA CORPORATION,

                                                                      Landlord,


                                      and


                           J. M. MURRAY CENTER, INC.,

                                                                       Tenant





                                     LEASE










                        For Demised Premises located at

                   Smith Corona Distribution Facility Plant 6
                               839 Route 13 South
                            Cortlandville, New York

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE 1
         Definitions........................................................ 1

ARTICLE 2
         Demise, Term and Rent.............................................. 3

ARTICLE 3
         Use      .......................................................... 5

ARTICLE 4
         Subordination...................................................... 5

ARTICLE 5
         Assignment and Subletting.......................................... 5

ARTICLE 6
         Estoppel Certificate............................................... 6

ARTICLE 7
         Requirements of Law................................................ 6

ARTICLE 8
         Property Loss and Indemnification.................................. 9

ARTICLE 9
         Destruction - Fire and Other Casualty............................. 10

ARTICLE 10
         Insurance......................................................... 11

ARTICLE 11
         Condemnation...................................................... 13

ARTICLE 12
         Repairs  ......................................................... 14

ARTICLE 13
         Alterations....................................................... 15

ARTICLE 14
         Taxes    ......................................................... 15

ARTICLE 15
         Operating Expense; Net Lease Utilities............................ 15

ARTICLE 16
         Signs    ......................................................... 17

ARTICLE 17
         Limitation of Landlord's Liability................................ 17

ARTICLE 18
         Broker   ......................................................... 17

ARTICLE 19
         Default -  Conditions of Limitation............................... 17

ARTICLE 20
         Re-Entry by Landlord.............................................. 19

ARTICLE 21
         Damages  ......................................................... 20

ARTICLE 22
         Surrender......................................................... 22

ARTICLE 23
         Access to Demised Premises........................................ 23

ARTICLE 24
         Waivers  ......................................................... 23

ARTICLE 25
         Miscellaneous..................................................... 24

                 LEASE dated as of the ____ day of February, 1995 between SMITH CORONA CORPORATION, having its address at 839 NYS 13, P.O. Box 2020, Cortland, New York 13095 (herein called "Landlord"), and J.M. MURRAY CENTER, INC., a corporation having an address c/o Riehlman, Shafer & Shafer, 3 Clinton Street, Tully, New York 13159-0430 (herein called "Tenant").


                             W I T N E S S E T H :


                  Landlord and Tenant hereby covenant and agree as follows:


                                   ARTICLE 1

                                  Definitions

                  1.1 As used in this Lease, the following terms have the meanings set forth below:

                  Additional Rent: All sums of money other than Fixed Rent as shall become due and payable by Tenant in connection with this Lease, including but not limited to the amounts set forth in Article 15. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Fixed Rent.

                  Applicable Law: All laws, statutes and ordinances (including building codes and zoning ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which are or become, or purport to be, applicable to the Demised Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto, including without limitation the Americans With Disabilities Act, and all requirements, obligations and conditions of all instruments of record affecting the Demised Premises or any part thereof on the date of this Lease or to which this Lease is or becomes subordinate.

                  Building: The building premises known as and by street address Plant 6, 839 Route 13 South, Cortland, New York excluding the structure commonly referred to as the "FCC Building".

                  Commencement Date:  As defined in Section 2.2.

                  Demised Premises:  Together, the Building and the
Property.

                  Enviromental Indemnification Agreement: Shall mean that certain Enviromental Indemnification Agreement dated as of February 28, 1995 by and among Landlord and Tenant, a copy of which is annexed hereto as Exhibit 7.2.

                  Expiration Date:  As defined in Section 2.2.

                  Fixed Rent:  As defined in Section 2.3.

                  Force Majeure: Shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto, governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty or the process of settling insurance claims, but shall not include lack of funds or financial inability to perform.

                  Insurance Requirements: All present and future requirements of any insurance policy covering or applicable to all or any part of the Demised Premises or the use thereof, all requirements of any administrative body governing the underwriting standards of insurance companies issuing policies within the State of Connecticut and having jurisdiction over all or any portion of the Demised Premises.

                  Landlord: Only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

                  Landlord's Agents: The agents, contractors and employees of Landlord.

                  Person: The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                  Property: All of the underlying land owned by Landlord as more particularly described on Exhibit A attached hereto and made a part hereof. The foregoing shall include, in addition, any other parcels of land or improvements or any facility serving the project and made available by easement, agreement or otherwise.

                  Purchase and Sale Agreement: Shall mean that certain purchase and sale agreement dated February 28, 1995 by and between Landlord and Tenant, which provides for purchase and sale of the Demised Premises.

                  Real Estate Taxes:  As defined in Section 15.2.

                  Rent:  As defined in Section 2.3.

                  Repair:   The  term  "repair"   shall  be  deemed  to  include
restoration and replacement as may be necessary to achieve and maintain good working order and condition.

                  Tenant: The Tenant herein named or any assignee or successor in interest (immediate or remote of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance, and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

                  Tenant's   Agents:   The   officers,   employees,    servants,
contractors, licensees, concessionaires, invitees and agents of Tenant.

                  Tenant's Property: The furniture and furnishings of Tenant and the following which are furnished and installed by or for Tenant without expense to Landlord and without any allowance or credit to Tenant: movable partitions, chandeliers and other hanging, standing or projecting special lighting fixtures, special cabinet work, other business and trade fixtures, business machines, business equipment and communications equipment, whether or not attached to or built into the Demised Premises and which can be removed without permanent structural damage to, or permanent defacement of, the Building.

                  Term:  As defined in Section 2.2.


                                   ARTICLE 2

                             Demise, Term and Rent

                  2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Demised Premises.

                  2.2 Term. The term of this Lease (the "Term") (a) shall commence on February ___, 1995 (the "Commencement Date") and (b) shall terminate (the "Expiration Date") on the date which is the earlier of (i) the "Closing Date" pursuant to the Purchase and Sale Agreement, or (ii) the date that Landlord shall terminate the Purchase and Sale Agreement by reason of a default by Tenant, as Purchaser thereunder, or (iii) six (6) months following the date upon which the Purchase and Sale Agreement is terminated for a reason other than that set forth in clause (b)(ii) of this
Section 2.2. Notwithstanding clause (b)(i), (b)(ii) or (b)(iii) of this Section 2.2, in no event shall the Expiration Date be later than June 30, 1996, except as provided for in Article 25 of the Purchase and Sale Agreement, whereby the Lease Term may be extended by Landlord to up to two (2) additional one (1) year terms in order to secure a Release of the Consent Order (as defined therein), in which case the Expiration Date may be extended through June 30, 1998.

                  2.3 Rent. The rents reserved under this Lease, shall be payable throughout the Term commencing on the Commencement Date. Rent (as defined below) shall be and consist of (a) fixed rent (herein called "Fixed Rent"), as follows:

================================================================================
                                    Annual Rent                    Monthly Rent
--------------------------------------------------------------------------------
2/__/95 - 12/31/95                  $164,000.00                     $13,666.67
--------------------------------------------------------------------------------
1/1/96 - the Expiration             $164,000.00                     $13,666.67
Date, which may include
extension of up to two
(2) additional one (1)
year terms pursuant to
Article 25 of the
Purchase and Sale
Agreement through
June 30, 1998
================================================================================

Fixed Rent shall be payable in equal monthly installments in the amount set forth above, in advance on the first day of each and every calendar month during the Term, and (b) Additional Rent. Fixed Rent and Additional Rent shall be paid in lawful money of the United States to Landlord at the address first set forth above, or to such other person and/or at such other place as Landlord may designate by notice to Tenant (Fixed Rent and Additional Rent are herein sometimes collectively called "Rent").

                  2.4 No Setoff. Tenant shall pay Fixed Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.


                                   ARTICLE 3

                                      Use

                  3.1 Tenant's Business. Tenant shall use and occupy the Demised Premises for manufacturing and related purposes only and for no other purpose.

                  3.2 Permits. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

                  3.3 Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do anything to be done in the Demised Premises, in any manner (a) which violates the Certificate of Occupancy for the Building; or (b) which constitutes a violation of Applicable Law or the Insurance Requirements.


                                   ARTICLE 4

                                 Subordination

                  4.1 Superior Mortgages. Tenant agrees that this Lease is subordinate to any bona fide first mortgage now or in the future placed on the Demised Premises and any renewals or extensions thereof and upon request of Landlord Tenant agrees to execute any instrument which may be required by said mortgagee to effectuate this subordination. As a condition of any such subordination, Landlord agrees to obtain from any mortgagee to whose mortgage this Lease is to be subordinated an agreement that so long as Tenant, its successors or assigns, is in possession of the Demised Premises and not in default in Tenant's compliance with the provisions of this Lease, the Tenant will not be disturbed in its possession by such mortgagee. "Mortgagee" as used herein shall include successors and assigns.


                                   ARTICLE 5

                           Assignment and Subletting

                  5.1 Consent Required. Tenant covenants and agrees that neither this Lease, nor the estate hereby granted, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, the Tenant's legal representatives, or successors in interest by operation of law or otherwise, and that neither the Demised Premises nor any part thereof shall be sublet, or offered or advertised for subletting, without the prior written consent of Landlord, which consent to an assignment may be withheld by Landlord in it sole and absolute discretion; however, Landlord shall not unreasonably withhold its consent to a sublease which is expressly subordinate to Landlord's interest, and which is otherwise reasonably acceptable to Landlord.


                                   ARTICLE 6

                              Estoppel Certificate

                  6.1 Delivery of Certificate. Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument duly acknowledged and delivered to any proposed or actual mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

                  (a) That this Lease is unmodified and in full force and effect (or, if there has been any modification, that the same is in full force and effect as modified and stating the modification);

                  (b) Whether or not there are then existing any set-offs, or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so specifying the same); and

                  (c) The dates, if any, to which the Rent has been paid in advance.

                  6.2 Notice of Lease. The parties hereto agree to execute, acknowledge, and deliver a statutory form notice of lease with respect to this Lease, or any amendment of or other agreement supplementary to this Lease, sufficient for recording. Such notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants, and conditions of this Lease.


                                   ARTICLE 7

                              Requirements of Law

                  7.1 Compliance. Tenant, at Tenant's sole cost and expense, shall at all times promptly comply with all Applicable Laws and Insurance Requirements (collectively, "Regulations") with respect to Tenant's use or occupancy of the Demised Premises.

                  7.2 Environmental Provisions. During the Term of this Lease, Landlord and Tenant shall comply with all terms and conditions of the Enviromental Indemnification Agreement


                                   ARTICLE 8

                       Property Loss and Indemnification

                  8.1 Limitation of Liability. Landlord or Landlord's Agents shall not be liable for any damage to property of Tenant, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by Landlord or Landlord's Agents, nor shall Landlord or Landlord's Agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work.

                  8.2 Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant, Tenant's Agents or any subtenants or licensees or their partners, officers, agents, employees or contractors; and (c) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or Landlord's Agents by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).


                                   ARTICLE 9

                     Destruction - Fire and Other Casualty

                  9.1 Repairs. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect it is understood and agreed that the Tenant, and Purchaser pursuant to the Purchase and Sale

Agreement, has agreed to accept the Demised Premises in it condition as of the Lease Commencement Date, and therefore any damage, deterioration or destruction occurring on or after the Lease Commencement Date is solely the responsibility of Tenant. Tenant hereby agrees to accept all risk of loss of all or one part of the Demised Premises. This provision is intended to supersede the provisions of the so-called Uniform Vendors and Purchasers Risk Act, New York General Obligations Law Section 5- 1311.

                           (b)     All insurance proceeds received or receivable
by Tenant for any casualty shall be paid over to Landlord and advanced to Tenant as provided for in Section 9.3 below.

                  9.2 Tenant's Property. Tenant acknowledges that Landlord will not carry insurance on Tenant's Property or on Tenant's business records or other property of Tenant or Tenant's Agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.

                  9.3 Restoration. If the Demised Premises shall be damaged or destroyed, Tenant shall with reasonable diligence cause the Demised Premises to be repaired, restored and rebuilt to its former condition provided that, after deduction from such insurance proceeds of the reasonable costs and expenses, if any, incurred by Landlord in the collection of such proceeds, including without limitation the reasonable fees and disbursements of counsel to Landlord, all net proceeds of insurance received by Landlord with respect to the damage or destruction shall be made available to Tenant to be used toward the payment of repairing, rebuilding and restoring the Property so damaged or destroyed, provided that (i) in the event such net proceeds are not adequate to cover the cost of repair, restoration or rebuilding as determined by Landlord, Tenant shall deposit with Landlord the amount of the difference between the net proceeds and the estimated cost of such repair, restoration or replacement, (ii) all liens, inchoate or perfected, which may arise for or from or result by reason of work, materials or equipment for or in connection with such repairs, rebuilding or restorations shall be removed by bonding, deposit or otherwise within thirty (30) days after notice to Tenant, (iii) such net proceeds shall be made available in each case only after the plans and specifications have been submitted to Landlord and approved by Landlord, (iv) payments shall be made from said insurance funds to Tenant on the terms and conditions as may be reasonably set forth by Landlord, (v) the repairs and restorations must be completed free of all liens for work, labor or materials, and all such work must conform to all applicable laws, regulations, ordinances, rules, orders and requirements of the federal, state and municipal authorities and departments having jurisdiction, and (vi) Tenant covenants that it will receive such balance of insurance proceeds and all advances made out of such insurance proceeds as hereinabove mentioned and will have the right to receive the same as a trust fund to be applied first for the purpose of paying the cost of such repair and restoration before using any part of the same for any other purpose.


                                   ARTICLE 10

                                   Insurance

                  10.1 Casualty Insurance/"All-Risk" Coverage. (a) Tenant will, at its sole expense, obtain and keep in force during the Term of this lease, "all-risk" coverage insurance (including all casualties) naming Landlord and Tenant as insured, as their interests may appear and such other parties as Landlord or Tenant may designate as additional insureds, in the customary form in the Town of Cortlandville for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Demised Premises. The amount of insurance will be designated by Landlord no more frequently than once every twelve (12) months; will be set forth on an "agreed amount endorsement" to the policy of insurance; will not be less than Two Million and 00/100 ($2,000,000.00) Dollars. All policies shall provide, and Tenant hereby agrees, that all proceeds of all insurance shall be paid over to Landlord. Any such proceeds which are received by Tenant shall be held "in trust" by Tenant to be immediately paid over to Landlord. Tenant shall not compromise or settle any insurance claim without Landlord's prior written approval.

                           (b)  Commercial General Liability.  Tenant will,
at its sole expense, obtain and keep in force during the term of this lease commercial general liability insurance with a combined single limit of not less than two million and 00/100 ($2,000,000.00) Dollars for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant, including without limitation coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the premises or arising out of the maintenance, use, or occupancy of the Demised Premises. Such insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in Section 8.2. Such insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons.

                  (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of New York reasonably acceptable to Landlord. The "all-risk" coverage insurance and the general liability insurance will be carried in the joint names of Tenant and Landlord as insureds, and such other parties having an interest in the Demised Premises as Landlord and Tenant may designate. All insurance policies will be subject to approval by Landlord and any lender as to form and substance; will expressly provide that such policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; will, to the extent obtainable, provide that no act or omission of Tenant that would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained; and will, to the extent obtainable, contain a waiver by the insurer of its rights of subrogation against Landlord. Upon issuance, each insurance policy or a duplicate or certificate of such policy will be delivered to Landlord and any lender whom Landlord designates. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies. If the Reba Lease shall be in place, pursuant to said lease, Reba Properties, Inc., the landlord thereunder, shall be named as an additional insured on all insurance policies.

                  10.2 Tenant's Property. Tenant agrees throughout the Term, to maintain insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies on Tenant's Property.


                                   ARTICLE 11

                                  Condemnation

                  11.1 Total Taking. If all or substantially all of the Building or the Property shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of the vesting of title in the condemnor.

                  11.2 Partial Taking. If less than all of the Building or the Property shall be so condemned or taken, but if such taking shall substantially affect the Demised Premises or the means of access thereto, or if such condemnation or taking shall be of a substantial part of the Demised Premises, then Landlord or Tenant shall have the right to terminate this Lease and the term and estate hereby granted by the delivery of written notice to the other party within thirty (30) days following the date of actual vesting of title in the condemnor. Such termination shall take effect as of the date of actual vesting of title in the condemnor or thirty (30) days after the giving of such notice of termination, whichever is later. If Landlord or Tenant shall not so elect to terminate, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemnor, Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so condemned or taken bears to the total area of the Demised Premises prior to such condemnation or taking.

                  11.3 Award. In the event of the termination of this Lease in accordance with this Article, Rent shall be prorated and paid to the effective date of the termination. Tenant, whether this Lease be canceled pursuant to this Article, shall not be entitled to claim or receive any part of any award or compensation which may be issued or rendered in any such condemnation proceeding or as a result of such condemnation or taking, and shall not be entitled to claim or receive any damages against Landlord, whether the same be for the value of the unexpired term of this Lease or otherwise.

                  11.4 Purchase and Sale Agreement. Nothing in this Article 11 is intended to limit, amend or modify the terms and conditions of the Purchase and Sale Agreement, which shall require Tenant, as Purchaser pursuant to the
Purchase and Sale Agreement, to close title to the Demised Premises notwithstanding such condemnation, and otherwise provides for the allocation of any award.


                                   ARTICLE 12

                                    Repairs

                  12.1 Repairs. Tenant at its sole cost and expense shall be solely responsible for all repairs or replacement to the Demised Premises, whether structural or nonstructural, and the fixtures and appurtenances therein including without limitation landscaping, HVAC, roof and structural repairs and/or replacements as needed to preserve the Demised Premises and the fixtures and appointments therein in good working order and condition.

                  It is understood and agreed that this Lease has been executed in connection with the Purchase and Sale Agreement and that pursuant to said Purchase and Sale Agreement, the Tenant as purchaser hereunder has agreed to accept the Demised Premises in its "as-is" condition as of the Lease
Commencement Date, and therefore as provided for above, all repair and replacements in any connection to the Demised Premises during the term of this Lease are the sole responsibility of Tenant.

                  12.2 Abatement. Neither (i) the making by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Demised Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (iv), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents or any superior lessor or superior mortgagee other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's Agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

                  The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9.


                                   ARTICLE 13

                                  Alterations

                  13.1 Requirements. All improvements installed by Tenant which are affixed to the Building, including, without limitation, partitions, tile floors, hung ceilings, power lines, heating and air-conditioning ducts, plumbing fixtures, water pipes and gas lines shall become upon their installation the property of Landlord and shall not be removed at the end of the Term by Tenant. Landlord shall have no obligation whatsoever to reimburse the cost thereof to Tenant or otherwise. The location of any such improvement shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Further, Tenant shall not make any improvements to the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld if Tenant demonstrates to Landlord's reasonable satisfaction that all such improvements shall (i) be completed in compliance with all applicable laws, rules and regulations, and (ii) in a lien free, good and workmanlike manner.

                  Tenant may install such other machinery, equipment and other property as it may need to carry out its operation in the Demised Premises and, except as above provided, shall remove the same upon the termination of this Lease. All such machinery equipment and other property, except as herein otherwise specifically provided, shall be and remain the sole property of Tenant, whether or not the same is attached to or appurtenant to the Demised Premises. In the event that the installation or removal of any such machinery or equipment damages the Demised

Premises, Tenant shall, at its sole cost and expense, immediately repair the same.

                                   ARTICLE 14

                               Real Estate Taxes

                  Landlord shall pay all real estate taxes for the Demised Premises, during the Term of this Lease.

                                   ARTICLE 15

                     Operating Expense; Net Lease Utilities

                  15.1 Utilities. (a) Tenant shall pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Demised Premises during the Term, whether or not the services are billed directly to Tenant. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Demised Premises which are installed by Tenant. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

                           (b)  Landlord reserves the right to submeter or
otherwise estimate Tenant's usage of utilities and to bill the Tenant for Tenant's usage in accordance with the applicable submeter readings. If Landlord shall elect to submeter any utility, Landlord shall monthly deliver to Tenant a bill, which bill Tenant shall pay to Landlord as Additional Rent within five (5) calendar days of receipt thereof by Tenant. Until the sewer lines are separated, Tenant's usage shall be based upon an estimated amount based upon 200% of Tenant's usage of potable water.

                           (c)  Separate Utilities.  As provided for in
Article 23 of the Purchase and Sale Agreement, the Tenant shall separate (and pay the cost thereof) all of the utilities for the Demised Premises so that submetering shall no longer be required.

                           (d)  Net Lease.  Except for Real Estate Taxes to
be paid for by Landlord pursuant to Article 14, the Fixed Rent shall be a net rental payment. All costs of maintenance, repairs (whether or not structural or capital in nature), utilities, insurance and all other expenses of whatsoever nature in connection with the operation, occupancy or maintenance of the Demised Premises shall be paid solely by the Tenant during the Term of this Lease, all such amounts to be regarded as Additional Rent.

                  15.2 Tenant's use of electrical energy shall never exceed the Building's capacity. Without the prior consent of Landlord, Tenant shall not perform or permit any alteration to the wiring installations or other electrical facilities in or serving the Demised Premises or any additions to the electrical fixtures in the Demised Premises.

                  15.3 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the utility furnished to the Demised Premises or if the quantity or character of the utility is no longer available or suitable for Tenant's requirements, except for any actual damage (as opposed to consequential or punitive) suffered by Tenant by reason of any such failure, inadequacy or defect cause by the negligence or Landlord or Landlord's Agents, and then only after actual notice to Landlord by Tenant pursuant to Section 25.3 of this Lease and, in such event, Tenant, and those claiming by or through Tenant, waive, to the fullest extent permitted by Applicable Law any consequential damages resulting therefrom.


                                   ARTICLE 16

                                     Signs

                  Tenant shall have the right to install signs on the Demised Premises or on the building identifying Tenant's business which signs shall be maintained by Tenant at all times in accordance with all Applicable Laws.


                                   ARTICLE 17

                       Limitation of Landlord's Liability

                  Tenant shall look solely to the estate and interest of Landlord in the Building for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 18

                                     Broker

                  Tenant covenants, warrants and represents that no broker negotiated or brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of space in the Building. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for a brokerage commission or other compensation arising out of any discussions or negotiations had by Tenant with any broker.


                                   ARTICLE 19

                      Default -- Conditions of Limitation

                  19.1 If at any time during the Term of this Lease there is filed against Tenant in any court pursuant to any statute, either of the United States of America or any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and, within ninety
(90) days after such filing, Tenant fails to secure a dismissal thereof; or if Tenant shall make a voluntary application for any of the foregoing relief, or an assignment for the benefit of creditors or petition for or enter into an arrangement for the benefit of creditors, or admit in writing the inability to pay its debts; then, in any such event, this Lease, at the option of Landlord, may be terminated by written notice to Tenant (but if any of such events occurs prior to the Commencement Date, this Lease shall, without any obligation on the part of the Landlord to give such notice, thereupon be terminated), and, whether such termination occurs prior to or during the Term hereof, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the same. Landlord, in addition to the other rights and remedies it may have by virtue of any other provision herein contained (including, without limitation, Article 23 hereof) or by virtue of any statute, judicial decision or other rule of law, may retain, to be credited against the damages described in Article 23 below, any rent, security deposit or monies received by it from Tenant or others on behalf of Tenant.

                  19.2 Events of Default. This Lease and the Term and estate hereby granted are subject to the further limitations that (the following events to be sometimes referred to as "Event(s) of Default"):

                           (a)  if Tenant shall default in the payment of any
Fixed Rent or Additional Rent, and such default shall continue for five (5) days, or

                           (b) if Tenant  shall,  whether by action or inaction,
be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to criminal penalty or to prosecution for a crime or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord (not to exceed sixty (60) days in the aggregate), or

                           (c) if Tenant shall be in default  pursuant to any of
the terms and conditions of the Purchase and Sale Agreement, or if the Purchase and Sale Agreement shall terminate for any reason whatsoever,

                           (d)  if an event of default occurs under the Reba
Lease due to the action or inaction of Tenant,

then this Lease and the Term hereof shall, at Landlord's option and without further notice to Tenant, terminate and expire, and Tenant shall then quit and surrender the Demised Premises to Landlord.


                                   ARTICLE 20

                              Re-Entry by Landlord

                  20.1 Summary Dispossess. If (i) Tenant shall not pay Rent when same is due and payable, or (ii) an Event of Default shall have occurred, or
(iii) if this Lease shall terminate as provided in Article 19, Landlord or Landlord's Agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical meaning. If this Lease is terminated under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder of the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

                  20.2 Injunctive Relief. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  20.3 Retention of Monies. If this Lease shall terminate under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.


                                   ARTICLE 21

                                    Damages

                  21.1 Acceleration, Reletting. If this Lease is terminated under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of Article 20, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, in addition to any and all rights or remedies which Landlord may have at law or in equity pursuant to this Lease or the Purchase and Sale Agreement, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (a)  a sum which at the time of such termination
of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent under this Lease which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

                           (b) sums equal to the Fixed  Rent and the  Additional
Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

                  21.2 Successive Suits, etc. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 21.1.

                  21.3 Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 19, if any Fixed Rent, Additional Rent or damages payable hereunder by Tenant to Landlord is not paid within thirty (30) days after demand therefor, the same shall bear interest at the rate of one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.

                  21.4 Purchase and Sale Agreement. Nothing in this Lease is intended to or shall in manner whatsoever limit any remedies of either party to the Purchase and Sale Agreement, which shall be cumulative with any supplement any remedies set forth in this Lease.


                                   ARTICLE 22

                                   Surrender

                  22.1 Condition of Demised Premises. (a) On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease. Tenant shall remove from the Demised Premises all of Tenant's Property and all personal property and personal effects of all persons claiming through of under Tenant, and shall pay the cost of repairing all damage to the Building and the Demised Premises occasioned by such removal.

                           (b)  Tenant  shall  not be  obligated,  at or  before
quitting and surrendering the Demised Premises, to restore the Demised Premises, or any part thereof, to the state or condition of the Demised Premises, or such part, existing at any time prior to the Commencement Date, but at the option of Landlord, Tenant shall be obligated at or before quitting or surrendering the Demised Premises to restore the same to their state or condition existing prior to the making of Alterations by Tenant. If Tenant does not perform the restoration Tenant is obligated to perform pursuant to this Section, Landlord may (but shall not be obligated to) perform such restoration at the expense of Tenant and Tenant shall pay Landlord the restoration expense upon rendition of Landlord's bill.

                  22.2 Tenant's Property. Any Tenant's Property or other personal property (other than money, securities, documents, or other valuables) which shall remain in the Demised Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the date of termination of this Lease, promptly remove from the Demised Premises any Tenant's Property or other personal property at Tenant's own expense. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, cost of moving and storage, any arrears of Fixed Rent or Additional Rent and damages to which landlord may be entitled hereunder or pursuant to law. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant on demand.

                  22.3 Survival. Tenant's obligations under this Article shall survive the termination of this Lease.


                                   ARTICLE 23

                           Access to Demised Premises

                  23.1 Landlord's Rights. Landlord and Landlord's Agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises upon prior notice (except in the case of emergency) to Tenant at all reasonable times to examine the Demised Premises or for any of the purposes set forth in this Article, the Purchase and Sale Agreement or the Enviromental Indemnification Agreement or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease; (ii) to exhibit the Demised Premises to others; and (iii) in connection with any of Landlord's obligations under this Lease.

                  23.2 No Eviction. The exercise by Landlord or Landlord's Agents of any right reserved to Landlord in this Article shall not constitute an actual or construction eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents, or upon any Superior Lessor or Superior Mortgagee by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                   ARTICLE 24

                                    Waivers

                  24.1 Order of Payment. If Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.


                                   ARTICLE 25

                                 Miscellaneous.

                  25.1 Delivery of Keys, etc. No act or thing done by Landlord or Landlord's Agents during the Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Term except a written instrument accepting such surrender, executed by Landlord. The failure of Landlord to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of Rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be set forth in a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and Additional Rent then due, no endorsement or statement on any check or no letter accompanying any check or other Rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction and Landlord may accept any such check or payment without prejudice to landlord's right to recover the balance of such Rent or to pursue any other legal remedy.

                  25.2 Right to Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of ten
(10) days from the date Landlord gives Tenant notice of the default. All costs and expenses incurred by Landlord under this Section shall be payable by Tenant immediately upon demand of Landlord.

                  25.3. Notices. Any notice, statement, request, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if (i) delivered by hand; or
(ii) sent by reputable overnight delivery service addressed to the other party at the address set forth above; or (iii) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and in the event notice is given pursuant to (iii) above shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of Connecticut, in which case it shall be deemed to have been given, rendered or made on the first business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                  25.4 No Representations, Entire Agreement. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. Except as set forth in the Purchase and Sale Agreement, all understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                  25.5 Changes and Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

                  25.6 Successors and Assigns. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 5 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 20.

                  25.7 Inability to Perform. The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of Force Majeure; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                  25.8 Notice of Accidents. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (b) any fire in the Demised Premises, (c) all damage to or defects in the Demised Premises including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (d) all damage to or defects in any parts or appurtenances of the air-conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Demised Premises.

                  25.9 Corporate  Tenant.  In the event Tenant is a corporation:
(i) the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly organized Delaware corporation or foreign corporation duly qualified to do business in Connecticut and all franchise and corporate taxes have been paid; (ii) all forms, reports, fees and other documents necessary to comply with applicable law and maintain good standing will be filed when due; (iii) each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its by-laws and that this Lease is binding upon Tenant in accordance with its terms; and (iv) Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

                  25.10 Purchase and Sale Agreement. The terms and conditions of the Purchase and Sale Agreement shall survive the termination or expiration of this Lease. In the event that terms and conditions of the Purchase and Sale Agreement expressly contradict the terms and conditions of the Lease, the terms and conditions of the Purchase and Sale Agreement shall be controlling. Landlord and Tenant agree that the terms of the easements and licenses granted pursuant to the Purchase and Sale Agreement which are stated to be effective during the Term of this Lease are hereby incorporated herein by reference.

                  25.11 Quiet Enjoyment. If and so long as Tenant pays the Fixed Rent and Additional Rent and performs and observes all the terms, covenants and conditions hereof on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Demised Premises during the Term without hindrance or molestation by any one claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                  25.12 Governing Law, Severability,  Captions.  Irrespective of
the place of execution or performance, this Lease shall be governed by and construed in accordance with the Laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  25.13 Sublease. It is understood and agreed that Landlord is a tenant of a portion of the Demised Premises pursuant to that certain lease agreement by and between Reba Properties, Inc. and SCM Corporation dated June 15, 1990 (the "Reba Lease"), and that this Lease shall be subject and subordinate in all respects to the Reba Lease. Tenant hereby acknowledges that it has received a copy of and reviewed the Reba Lease, and Tenant hereby agrees that if Tenant shall cause a default pursuant to the Reba Lease, said default shall be regarded as a default pursuant to this Lease, and Landlord shall have all rights and remedies for such default as set forth in this Lease.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of he day and year first above written.

                                            LANDLORD:

                                            SMITH CORONA CORPORATION



                                            By_____________________________
                                              Name:
                                              Its:
                                              Duly Authorized


                                            TENANT:

                                            J.M. MURRAY CENTER, INC.


                                            By_____________________________
                                              Name:
                                              Its:
                                              Duly Authorized

                                   Exhibit A


                        [Legal Description of Property]

                                                                   EXHIBIT 1.12

                             PERMITTED ENCUMBRANCES
                             ----------------------


                  1. Right of Way granted by H.C. and Vera Griswold to The Cortland County Traction Co. recorded October 25, 1929 in Liber 161 of Deeds, at page 240;

                  2. Easement granted by Harland J. and M. Viola Gridley to New York Telephone Co. and American Telephone & Telegraph Co. recorded September 29, 1936 in Liber 176 of Deeds, at page 560;

                  3.  Easement  granted  by  L.W.   Rorapaugh  to  The  Syracuse
Lighting Company recorded June 8, 1934 in Liber 172 of Deeds, at page 100;

                  4. Easement for sewer granted by Smith-Corona Marchant Inc. to Town of Cortlandville recorded September 25, 1959 in Liber 266 of Deeds, at page 185;

                  5. Easement granted by Smith-Corona to New York Telephone Co. recorded November 14, 1969 in Liber 280 of Deeds, at page 96;

                  6. Easement granted by SCM Corporation to New York State Electric & Gas Corporation recorded November 9, 1967 in Liber 309 of Deeds, at page 352;

                  7.  Any  matters  disclosed on  that  certain  survey made  by
R. James Stockwin, dated October 28, 1994;

                  8. That certain Easement and License Agreement dated the date hereof between Grantor, as licensor, and Grantor, as licensee, which License Agreement is intended to be recorded in the land records of Cortland County in the State of New York; and

                  9. That certain Easement Agreement dated the date hereof between Grantor, as grantor, and Grantee, as grantee, which Easement Agreement is also intended to be recorded in the land records of Cortland County in the State of New York.

                                                                    EXHIBIT 3.3


                  THIS EASEMENT AND LICENSE AGREEMENT dated as of the ___ day of _____, 199__ between J.M. Murray Center, Inc., having an address of
__________________________ ("Licensor") and Smith Corona Corporation, having an address of ___________________ ("Licensee").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution of this License Agreement, Licensee has transferred all of Licensor's right, title and interest in and to the that certain real property (the "Property") located in the County of Cortland, State of New York more particularly described on Exhibit A annexed hereto;

                  WHEREAS, Licensee is the owner of that certain real property adjacent to the Property (the "Dominant Estate") also located in the County of Cortland, State of New York more particularly described on Exhibit B annexed hereto;

                  WHEREAS, Licensee did not include in the sale of the Property that certain building with appurtenant improvements identified as the FCC Building (the "Building") on Exhibit C annexed hereto, which Building and appurtenances shall remain the property of Licensee; and

                  WHEREAS, as further consideration for such transfer to Licensor of the Property, Licensor has agreed to (i) grant Licensor an easement to enter upon the Property in order to gain access to the Building and (ii) a license to use, occupy, maintain, demolish, alter, restore, remove, and/or rebuild the Building upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Licensor, and in consideration of the mutual covenants, promises and agreements contained herein, Licensor and Licensee hereby agree as follows:

                  1. Licensor hereby grants to Licensee, its successors and assigns (i) a non-exclusive easement over the Property for pedestrian and vehicular ingress and egress, including without limitation, the right to park said vehicles, for purposes of gaining access to and use of the Building and
(ii) an exclusive license to use, occupy, maintain, demolish, alter, restore, remove and/or rebuild the Building.

                  2. Licensor agrees that Licensor shall have no rights to use, occupy or otherwise with respect to the Building during the term of this License Agreement.

                  3. Licensee hereby agrees to maintain and repair the Building in a condition so as to not cause a safety hazard until the expiration or earlier termination of this Agreement.

                  4. Licensor shall supply electricity to the Building. Licensee shall pay to Licensor an amount which Licensor reasonably and in good faith determines to represent the actual cost to Licensor of electricity consumed by Licensee at the Building at the rate paid by Licensor to the company supply electricity to the Property (without profit to Licensor). Licensor shall submit an invoice to Licensee in such amount and payment of the same shall be remitted by Licensee to Licensor within fifteen (15) days of Licensee's receipt of such invoice. Licensee shall have no obligation to pay any other tax, charge, cost or expense of whatsoever nature, to Licensor or on account of the Building.

                  5. Licensee shall at all times hereafter exercise its rights afforded herein in a manner which shall not unreasonably hinder, burden or prevent the use and enjoyment by Licensor of the Property.

                  6. The easement and license granted herein shall be for a term of ten (10) years from the date hereof. Notwithstanding the foregoing, the easement and license may be terminated by (i) Licensee at any time upon notice to Licensor, or (ii) Licensor provided that Licensor, at Licensor's sole cost and expense, demolishes the Building and constructs upon the parcel of land adjoining the Property owned or leased by Licensee, as the case may be, a building of similar size and construction to the Building and otherwise reasonably acceptable to Licensee.

                  7. Except in the event of a termination of this Agreement by Licensor, Licensee shall have the right, but not the obligation, at Licensee's sole cost and expense, to demolish the Building upon the expiration or earlier termination of this Agreement. Said demolition shall be performed in accordance with all applicable rules and regulations. Licensee shall also be responsible for the removal and disposal of any debris.

                  8. Licensor shall not grant any easements or other rights in and to the Property which are inconsistent with the rights herein granted.

                  9. Any notice under this Agreement must be in writing and sent by registered or certified mail to the last address of the party whom such notice is to be given, as designated by such party in writing.

                  10. Licensor shall, on demand of Licensee, do, execute, acknowledge and deliver all further acts, deeds, conveyances, assignments, transfers and assurances as Licensee shall from time to time reasonably require for carrying out the intention or facilitating the performance of the terms of this Agreement or for the recording of this Agreement.

                  11. This Agreement shall be governed by the laws of the State of New York.

                  12. This Agreement shall run with and be a burden upon the Property and shall run with and be benefit to the Dominant
Estate.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                    LICENSOR:

                                                    J.M. MURRAY CENTER, INC.



                                                     By:_____________________
                                                     Name:
                                                     Title:


                                                     SMITH CORONA CORPORATION




                                                      By:_____________________
                                                      Name:
                                                      Title:

                          [NEW YORK ACKNOWLEDGEMENTS]

                                   EXHIBIT A

                  [LEGAL DESCRIPTION OF J.M. MURRAY PROPERTY]

                                   EXHIBIT B

                  [LEGAL DESCRIPTION OF SMITH CORONA PROPERTY]

                                   EXHIBIT C

                           [DIAGRAM SHOWING BUILDING]

                                                             EXHIBIT 3.5-1


                  THIS EASEMENT AGREEMENT (this "Agreement") dated as of the ___ day of _____, 199__ between J.M. Murray Center, Inc., having an address of __________________________ ("Grantor") and Smith Corona Corporation, having an address of ___________________ ("Grantee"). Grantor and/or Grantee sometimes herein referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Grantor is the owner of that certain real property (the "Servient Estate") located in the County of Cortland, State of New York more particularly described on Exhibit A annexed hereto; and

                  WHEREAS, Grantee is the owner of that certain real property (the "Dominant Estate") adjoining the Servient Estate and located in the County of Cortland, State of New York more particularly described on Exhibit B annexed hereto;

                  WHEREAS, Grantor has agreed to grant to Grantee, its successors and assigns, upon the terms and conditions set forth herein (i) a license for purposes of pedestrian and vehicle traffic over that portion of the Servient Estate identified as Roadway License Area on Exhibit C annexed hereto,
(ii) an easement for purposes of the installation and maintenance of utilities within that portion of the Servient Estate identified as the Utility Easement Area on Exhibit C, and (iii) an easement of the entirety of the Servient Estate for purposes of inspecting the Servient Estate in connection with the compliance with requirements of applicable laws, rules and regulations to which Grantee may be bound;

                  NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor, and in consideration of the mutual covenants, promises and agreements contained herein, Grantor and Grantee hereby agree as follows:

                  1. Grantor hereby grants to Grantee, its successors and assigns, a license for purposes of pedestrian and vehicle traffic over the Roadway License Area in common with Grantor, upon the following terms and conditions:

                      a. Nothing herein shall obligate the Grantee to use, illuminate, maintain, pave, repave or otherwise take any action with respect to the Roadway License Area; and

                      b. Grantor shall maintain the Roadway License Area in a good and safe manner. If Grantor shall fail to so maintain the Roadway License Area, Grantee shall have the right, but not the obligation, to repair and/or maintain the Roadway

License Area. Any repairs or maintenance so performed by Grantor or Grantee, as the case may be, shall be completed in a good and workmanlike, lien-free manner and in compliance with all applicable laws, rules and regulations. The herein-granted right shall include such temporary and other rights as are reasonably necessary to effectuate all such repairs and maintenance, including the right to store materials and to maintain equipment, as well as the right to ingress and egress for both pedestrian and vehicles, on portions of the Servient Estate outside of the Roadway License Area. In no event shall the Grantee's right to repair and maintain be deemed to release Grantor from its obligation to so maintain and repair the Roadway License Area.

                  2.  Grantor  hereby  grants to  Grantee,  its  successors  and assigns, an easement for purposes of the installation, maintenance and replacement of any and all utilities whether above or below ground, including, without limitation, water, sewer, electric, telephone and natural gas (herein, collectively, "Utilities") within that portion of the Servient Estate identified as the Utility Easement Area on Exhibit B, upon the following terms and conditions:

                      a. During construction, clean-up, maintenance, repair and restoration operations within the Utility Easement Area, Grantee shall have the right to a temporary construction easement as may be reasonably necessary not to exceed an additional ten (10) feet on either side of said Utility Easement Area. However, after the completion of such operations, Grantee shall have no further right to such temporary working space, and Grantee's rights shall be limited solely to the Utility Easement Area;

                      b. Grantee, its employees, contractors and/or representatives and its and their respective successors and assigns shall have the permanent right of ingress and egress to and from said Utility Easement Area for the purposes of laying, constructing, operating, inspecting, maintaining, repairing and replacing above and/or below ground Utilities. Such ingress and egress shall be limited to such easement and to existing roads or paths, if any, on the Servient Estate;

                      c. Grantor shall have the right to full use and enjoyment of the Utility Easement Area except for such use as may unreasonably interfere with the exercise by Grantee of the rights granted herein. Grantee shall not construct or permit to be constructed any house, structure or obstruction on or over or interfering with the operation of any Utilities constructed pursuant to this Agreement. Grantor further agrees that it will not materially change the ground elevation of the Utility Easement Area without the prior written consent of Grantee, which shall not be unreasonably withheld; and

                      d. After the installation of the Utilities or any subsequent maintenance thereof, Grantee, its employees, representatives or contractors, its and their successors and assigns, shall remove all equipment and other property placed on the Servient Estate by or for Grantee, fill and level all ditches, ruts and depressions caused by construction or removal operations and remove all debris resulting therefrom. Grantor will generally restore the surface of the Servient Estate as near to its original condition as possible where lawn areas are damaged as a result of the construction.

                  3. Grantor hereby grants to Grantee, its successors and assigns and its contractors, employees, agents, governmental and municipal agents, officers, experts and others a non-exclusive easement over the entirety of the Servient Estate for purposes of inspecting the Servient Estate in connection with the compliance with requirements of applicable laws, rules and regulations to which Grantee may be bound.

                  4. Each of the Grantor and Grantee, as the case may be, shall indemnify and hold the other harmless (except for loss or damage resulting from the tortious acts of such other party) from and against any actual damages, liability actions, claims and expenses (including attorneys' fees in a reasonable amount) in connection with the loss of life, personal injury and/or damage to property arising from or out of the rights and easements covered by this Agreement (herein the "Rights and Easements") or occasioned wholly or in part by any act or omission of said Grantor or Grantee, as the case may be, its tenants, agents, contractors, employees or licensees (expressly excluding consequential and/or punitive damages).

                  5. Each of Grantor and Grantee shall maintain or cause to be maintained public liability insurance insuring against claims on account of loss of life, bodily injury or property damage that may arise from, or be occasioned by the condition, use or occupancy of the Rights and Easements covered by this Agreement. Said insurance shall be carried by a reputable insurance company or companies qualified to do business in the State of New York and having a single limit for loss of life or bodily injury and for property damage of not less than Two Million Dollars ($2,000,000.00) as same may be increased from time to time as may be reasonably agreed to by the Parties based upon customary requirements for similar Rights and Easements in the vicinity.

                  6. If at any time Grantor or Grantee shall default in the performance of an obligation pursuant to this Agreement of such Party (such defaulting Party being herein called a "Defaulting Party"), which default affects the non-defaulting Party (an "Affected Party"), such Affected Party, in addition to all other remedies it may have at law or in equity, after ten (10) days' prior written notice to the Defaulting Party, shall have the right to perform such obligation on behalf of the Defaulting Party. In such event, the Defaulting Party shall promptly reimburse the Affected Party the cost thereof, together with interest thereon from the date of outlay at a rate equal to the lesser of (A) fifteen percent (15%) per annum, or (B) the maximum rate permitted by applicable law.

                  7. In the event of a breach by any Party hereto of any obligation pursuant to this Agreement, the other Party shall be entitled to obtain an injunction specifically enforcing the performance of such obligation; the parties hereto hereby acknowledge the inadequacy of legal remedies from the consequences of such breach. Any action taken or document executed in violation of this Agreement shall be void and may be set aside upon the petition of the other Party. Any costs and expenses of any such proceeding, including attorneys' fees in a reasonable amount, shall be paid by the Defaulting Party.

                  8. No delay or omission of any Party in the exercise of any right accruing upon any default of any other Party shall impair such right or be construed to be waiver thereof, and every such right may be exercised at any time during the continuance of such default. A waiver by any Party of a breach of, or a default in, any of the terms and conditions of this Agreement by any other Party shall not be construed to be a waiver of any subsequent breach of or default in the same or any other provision of this Agreement. Except as otherwise specifically provided in this Agreement, (i) no remedy provided in this Agreement shall be exclusive but each shall be cumulative with all other remedies provided in this Agreement and (ii) all remedies at law or in equity shall be available.

                  9. No breach of the provisions of this Agreement shall entitle any Party hereto or any other Party to cancel, rescind or otherwise terminate this Agreement, but such limitation shall not affect, in any manner, any other rights or remedies which any Party may have hereunder by reason of any breach of the provisions of this Agreement. No breach of the provisions of this Agreement shall defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value covering any part of the Premises or the herein-stated Right and Easements or any improvements thereon.

                  10. In the event any Party hereto or any other Party shall be delayed or hindered in or prevented from the performance of any act required to be performed by such Party by reason of Acts of God, strikes, lockouts, unavailability of materials, failure of power, prohibitive governmental laws or regulations, riots, insurrections, the act or failure to act of the other Party, adverse weather conditions preventing the performance of work as certified to by an architect, war or other reason beyond such Party's control, then the time for performance of such act shall be extended for a period equivalent to the period of such delay. Lack of adequate funds or financial inability to perform shall not be deemed to be a cause beyond the control of such Party.

                  11. This Agreement shall run with and be a burden upon the Servient Estate and shall run with and be benefit to the Dominant Estate.


                  12. Grantee shall have the right to terminate any one of the Easements and Rights granted in this Agreement upon notice to Grantor. The termination of any one Easement and Right shall not effect the validity and enforceability of any of the remaining easements.

                  13. Except as otherwise provided hereinabove the herein-reserved rights are intended to be and shall be perpetual Rights and Easements. However, if and to the extent any such Rights or Easements shall be unenforceable in whole or in part for any reason whatsoever, said Rights and Easements shall to the maximum extent permitted by law be enforceable.

                  14. Grantor shall not grant any easements or other rights which are inconsistent with the Rights and Easements herein granted.

                  15. Grantor shall, on demand of Grantee, do, execute, acknowledge and deliver all further acts, deeds, conveyances, assignments, transfers and assurances as Grantee shall from time to time reasonably require for carrying out the intention or facilitating the performance of the terms of this Agreement or for the recording of this Agreement.

                  16. Any notice under this Agreement must be in writing and sent by registered or certified mail to the last address of the party whom such notice is to be given, as designated by such party in writing.

                  17. This Agreement shall be governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       GRANTOR:

                                       J.M. MURRAY CENTER, INC.



                                       By:_____________________
                                       Name:
                                       Title:


                                       GRANTEE:

                                       SMITH CORONA CORPORATION

                                       By:_____________________
                                       Name:
                                       Title:

STATE OF NEW YORK       )
                        )
                        )     ss:
                        )
COUNTY OF NEW YORK      )

                  On  the  ___  day  of   ________________,   199__,  before  me
personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he resides at _______________, that he is the ________________ of J.M. MURRAY CENTER, INC., the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.



                                       -----------------------------
                                       Notary Public

STATE OF NEW YORK       )
                        )
                        )     ss:
                        )
COUNTY OF NEW YORK      )

                  On  the  ___  day  of   ________________,   199__,  before  me
personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he resides at _______________, that he is the ________________ of SMITH CORONA CORPORATION, the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.



                                       -----------------------------
                                       Notary Public

                                   EXHIBIT A

                  [LEGAL DESCRIPTION OF J.M. MURRAY PROPERTY]

                                   EXHIBIT B

                [LEGAL DESCRIPTION OF THE SMITH CORONA PROPERTY]

                                   EXHIBIT C

                        [SURVEY SHOWING EASEMENT AREAS]

                                                                 EXHIBIT 8.1(a)


                             BARGAIN AND SALE DEED


                  THIS INDENTURE, made the ___ day of ___________, 199__, between SMITH CORONA CORPORATION, a Delaware corporation (the "Grantor"), and THE J.M. MURRAY CENTER, INC., a New York corporation (the "Grantee").

                  WITNESSETH, that Grantor, in consideration of Ten Dollars ($10.00) lawful money of the United States and other good and valuable consideration paid by the Grantee, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby grants and releases unto Grantee all that certain real property, together with all buildings and improvements thereon (the "Premises"), together with all appurtenances and all the estate and rights of the Grantor in and to that Premises as are described on Exhibit A annexed hereto and made a part hereof by this reference, said Premises being conveyed subject to all those matters stated on said Exhibit A.

                  TO HAVE AND TO HOLD the above-granted Premises unto the Grantee, its successors and assigns forever.

                  Grantor covenants that Grantor has not done or suffered anything whereby the Premises have been encumbered in any way whatever, except as aforesaid.

                  Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the cost of the improvement before using any part of the total of the same for any other purpose.

                  IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal the day and year first above written.


In the presence of:                              SMITH CORONA CORPORATION


_________________________                        By:___________________________

                                                 Its
                                                 Duly authorized

STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )

                  On this ___ day of __________, 199___, before me personally came ______________________, to me known, who by me being duly sworn does depose and say that he resides at _______________________, that he is the ___________________ of SMITH CORONA CORPORATION, the corporation described in and which executed the foregoing instrument, that he signed is name thereto by order of the board of directors of said corporation.



                                            ---------------------------------
                                            Notary Public

                                   Exhibit A


                  ALL THAT CERTAIN real property described as follows:

                              [LEGAL DESCRIPTION]


                  The Premises is conveyed subject to the following:

                  1. Right of Way granted by H.C. and Vera Griswold to The Cortland County Traction Co. recorded October 25, 1929 in Liber 161 of Deeds, at page 240;

                  2. Easement granted by Harland J. and M. Viola Gridley to New York Telephone Co. and American Telephone & Telegraph Co. recorded September 29, 1936 in Liber 176 of Deeds, at page 560;

                  3. Easement granted by L.W. Rorapaugh to The Syracuse Lighting Company recorded June 8, 1934 in Liber 172 of Deeds, at page 100;

                  4. Easement for sewer granted by Smith-Corona Marchant Inc. to Town of Cortlandville recorded September 25, 1959 in Liber 266 of Deeds, at page 185;

                  5. Easement granted by Smith-Corona to New York Telephone Co. recorded November 14, 1969 in Liber 280 of Deeds, at page 96;

                  6. Easement granted by SCM Corporation to New York State Electric & Gas Corporation recorded November 9, 1967 in Liber 309 of Deeds, at page 352;

                  7. Any matters disclosed on that certain survey made by R. James Stockwin, dated October 28, 1994;

                  8. That certain License Agreement dated the date hereof between Grantee, as licensor, and Grantor, as licensee, which License Agreement is intended to be recorded in the land records of Cortland County in the State of New York; and

                  9. That certain Easement Agreement dated the date hereof between Grantor, as grantor, and Grantee, as grantee, which Easement Agreement is also intended to be recorded in the land records of Cortland County in the State of New York.

                                                           EXHIBIT 8.1(d)

                                 ENVIRONMENTAL
                           INDEMNIFICATION AGREEMENT



          THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT, dated as of
February 28, 1995 ("Agreement"), is by and among the Smith Corona Corporation, a New York corporation having its a place of business at 839 NYS Route 13, Cortland, New York 13045 ("SCC"), and J.M. Murray Center, Inc. (sheltered workshop for handicapped), a New York not-for-profit corporation with an office at West Road, Cortland, New York 13045, ( "JMMC").

                              W I T N E S S E T H:

         WHEREAS, JMMC has entered into a Purchase and Sale Agreement with SCC, dated as of February 28, 1995 ("Purchase Agreement"), to lease from SCC a 12.704 acres parcel of land located on the south side of SCC's property at 839 NYS Route 13, in the Town of Cortlandville, New York (the "Land"), and as a condition to said Purchase Agreement, prior to closing title pursuant to said Purchase Agreement, JMMC shall lease said Land from SCC, and sublease the building and the other improvements located on the Land now owned by Mary M. Gemelli and under lease to SCC (the "Office Building"), as more particularly described in Exhibit A attached hereto (the Office Building and the Land are collectively referred to herein as the "Property"); and

         WHEREAS, SCC intends to purchase the Office Building from Mary M. Gemelli and, pursuant to the Purchase Agreement, reconvey the entire Property to JMMC thereafter; and

         WHEREAS, pursuant to the Purchase Agreement, JMMC intends to purchase the Property from SCC; and

         WHEREAS, SCC intends to petition shortly after the date hereof the New York State Department of Environmental Conservation to change the boundary description in the New York State Registry of Inactive Hazardous Waste Disposal Sites of the "SCM; Cortlandville State Superfund Site" so that the Property no longer falls within the description of that Site or is otherwise de-listed from the Registry; and

         WHEREAS, JMMC and SCC require, as a condition and an inducement for each to enter into the contemplated Purchase Agreement, that the parties enter into, execute, deliver and perform this Environmental Indemnification Agreement.

         NOW THEREFORE, the parties hereby agree as follows:

         Section 1. Definitions. All capitalized terms used in this Agreement and not hereafter defined shall have the meanings set forth below.

             (a) "Disposal" has the same meaning as given to that term in the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq.)

             (b) "Environment" means any water or water vapor, any land, including land surface or subsurface, air, fish, wildlife, flora, fauna, biota and all other natural resources.

             (c) "Environmental Laws" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection, conservation or remediation of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or Disposal of Hazardous Substances or solid waste, and the rules, regulations, guidelines, decisions, orders and directives of federal, state and local governmental agencies, courts and authorities with respect thereto.

             (d)  "Environmental  Permits"  mean  all  permits,   licenses,
approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with: (i) the ownership, construction, equipping, use and/or operation of the Property, (ii) the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or solid wastes, or (iii) the sale, transfer or conveyance of the Property.

             (e) "Hazardous Substance" means, without limitation, any flammable, explosive or radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, oil, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Federal Water Pollution Control Act, as amended, (33 U.S.C. Sections 1251, et seq.), the Oil Pollution Control Act of 1990(33 U.S.C. 2701, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Sections 651, et seq.), Article 12 of the New York State Navigation Law, Articles 17 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law.

             (f) "JMMC Indemnitees" mean the JMMC, its successors, and all of their directors, officers, board members, employees, agents and representatives, acting in their official capacity.

             (g) "Lease" means that certain lease by and between JMMC, as tenant, and SCC, as landlord, as more particularly described in the Purchase Agreement.

             (h) "SCC Indemnitees" mean SCC, its parent, affiliates and successors, and all of their directors, officers, shareholders, employees, agents and representatives, acting in their official capacity.

             (i) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

         Section 2. SCC's Representations and Warranties. Except as set forth in Exhibit B, SCC hereby represents and warrants to the JMMC Indemnitees that, to the best of SCC's knowledge:

             (a) The Property is not being and has not been used in violation of any applicable Environmental Law for: (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) a landfill or other waste management or disposal site,
(iii) military, manufacturing or industrial purposes, or (iv) the storage of petroleum or petroleum based products.

             (b) Underground storage tanks are not and have not been located on the Property.

             (c) The soil, subsoil, bedrock, surface water and groundwater of the Property are free of Hazardous Substances, other than any such substances that occur naturally, at levels above applicable standards, criteria and guidance of the New York State Department of Environmental Conservation set for the protection of human health and the environment.

             (d) There has been no Release or threat of a Release of any Hazardous Substance on, at, to or from the Property which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on or at the Property, and SCC has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any prior operator, owner, tenant, subtenant, licensee or occupant of the Property or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property.

             (e) These representations and warranties shall survive the signing of this Agreement, and continue and remain in full force and effect, until JMMC takes possession of the Property.

         Section 3. JMMC's Representations and Warranties. Except for conditions or actions that were caused by SCC, JMMC hereby represents and warrants to SCC Indemnitees that, to the best of JMMC's knowledge:

             (a) All Environmental Permits necessary for the proposed use and operation of the Property by JMMC will be obtained and will be in full force and effect by the time JMMC occupies the Property.

             (b) This representations and warranties shall survive the signing of this Agreement, and continue and remain in full force and effect, until JMMC takes possession of the Property.

         Section 4. Covenants of SCC. SCC hereby covenants and agrees with the JMMC Indemnitees as follows:

            (a) SCC shall promptly provide the JMMC with a copy of all notifications, written complaints, claims, citations, demands, inquiries or reports which it gives to or receives with respect to (i) environmental conditions at or affecting the Property, or (ii) any past or present Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property. If SCC receives or becomes aware of any such notification which is not in writing or otherwise capable of being copied, SCC shall promptly advise the JMMC of such verbal, telephonic or electronic notification and confirm such notice in writing.

           (b) SCC shall petition, at its sole expense and at no cost or expense to JMMC, shortly after the date hereof, the New York State Department of Environmental Conservation to change the boundary description in the New York State Registry of Inactive Hazardous Waste Disposal Sites ("Registry") of the "SCM; Cortlandville State Superfund Site" so that the Property no longer falls within the description of that site or to otherwise delist the Property from the Registry.

         Section 5.  Indemnification by SCC.

            (a) SCC hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend, save and hold harmless the JMMC Indemnitees from and against any and all damages (other than consequential damages or lost profits), losses, liabilities, obligations, fines, amounts in contribution, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any or all of the JMMC Indemnitees relating to, resulting from or arising out of: (i) the equipping, operation or use of the Property prior to the date of this Agreement in violation of any applicable Environmental Law for the storage, treatment, generation, transportation, processing, handling, management, production or disposal of any Hazardous Substance or solid waste,

(ii) a material misrepresentation or inaccuracy in any of SCC's representations or warranties contained in this Agreement, or a material breach of or failure to perform any of SCC's covenants contained herein, (iii) the presence of any Hazardous Substance at, on or in the Property as of the date of this Agreement, (iv) the presence of any Hazardous Substance as of the date of this Agreement in the Environment adjacent to or in the vicinity of the Property due to an act or omission of SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees or licensees which later migrates onto the Property, (v) the Release, threat of Release, or Disposal, of any Hazardous Substance or solid waste on, at, to or from the Property or to the Environment adjacent to or in the vicinity of the Property which later migrates onto the Property, after the date of this Agreement, caused by an act or omission of SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees,
(vi) a violation of any applicable Environmental Law at or affecting the Property by SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees, or (vii) non-compliance with any Environmental Permit at or affecting the Property by SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees, (collectively, the "SCC Indemnified Matters"); provided, however, that SCC Indemnified Matters shall in no respect include any action or condition to the extent that it was caused by one or all of the JMMC Indemnitees, or their licensees, contractors, subcontractors, invitees, subtenants or occupants.

             (b) The liability of SCC to the JMMC Indemnitees hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Purchase Agreement by or for the benefit of the JMMC, unless said amendment or modification so states, (ii) the purchase of the Property by JMMC, (iii) any exculpatory provision contained in the Purchase Agreement limiting JMMC's recourse to SCC, (iv) any applicable statute of limitations, (v) any investigation or inquiry conducted by or on the behalf of JMMC Indemnitees or any information which the JMMC Indemnitees may have or obtain with respect to the environmental or ecological condition of the Property, (vi) the sale, assignment, subleasing, transfer or conveyance of all or part of the Property or SCC's interests and rights in, to, and under the Purchase Agreement, (vii) the termination of the Purchase Agreement, or (viii) the release or discharge, in whole or in part, of SCC, in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding.

             (c) The indemnification contained herein is wholly independent of and in addition to any obligation which SCC may have to any or all of the JMMC Indemnitees as a matter of law or regulation or under other agreement or instrument.

         Section 6. Covenants of JMMC. The JMMC hereby covenants and agrees with SCC Indemnitees as follows:

             (a) The JMMC shall promptly provide SCC with a copy of any and all notifications, written complaints, claims, citations, demands, inquiries or reports which it gives to or receives with respect to (i) environmental conditions at or affecting the Property, or (ii) any past or present Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property. If the JMMC receives or becomes aware of any such notification which is not in writing or otherwise capable of being copied, the JMMC shall promptly advise SCC of such verbal, telephonic or electronic notification and confirm such notice in writing.

             (b) Prior to JMMC's purchase of the Property, and to the extent caused by JMMC's activities at the Property or the activities of JMMC's operators, subtenants, licensees, invitees and occupants at the Property, the JMMC shall, at its sole expense and at no cost or expense to SCC, undertake and complete, with due care so as not to unreasonably interfere with the conduct of SCC's business, all investigations, studies, sampling and testing and all removal or remedial actions necessary to contain, remove and clean up all Releases or threats of Releases of Hazardous Substances at the Property as required by applicable Environmental Laws. If JMMC fails to promptly remove or otherwise cleanup such Hazardous Substances, SCC may undertake such removal or cleanup, and the costs and expenses thereof shall be borne by JMMC and will be paid as additional rent under the Lease Agreement.

             (c) Prior to JMMC's purchase of the Property, JMMC shall keep, and shall require all operators, subtenants, licensees, invitees and occupants of the Property to keep, the Property free of all Hazardous Substances other than those Hazardous Substances used in the course of JMMC's business.

             (d) Prior to JMMC's purchase of the Property, JMMC shall notify SCC within 30 days of the existence at the Property of any hazardous materials used, handled, produced, stored, treated or disposed, in regulated quantities or quantities greater than 55 gallons or 200 kg., at any one time, for which records, manifests, material safety data sheets or periodic reports are to be kept or filed by JMMC according to applicable Environmental Laws.

             (e) Prior to JMMC's purchase of the Property, JMMC shall comply with, and shall require all operators, subtenants, licensees, invitees and occupants of the Property to comply with, all applicable Environmental Laws and shall obtain and comply with, and shall require all operators, tenants, subtenants, licensees, invitees and occupants of the Property to obtain and comply with, all applicable Environmental Permits.

             (f) Prior to JMMC's purchase of the Property, JMMC shall not cause or permit any change to be made in the present or intended use of the Property which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, other than those Hazardous Substances used in the course of JMMC's business, (ii) involve the use of the Property for a landfill, any other waste disposal site, or military purposes, (iii) involve the use of the Property for the storage of petroleum or petroleum based products other than those used in the course of JMMC's business, (iv) violate any applicable Environmental Law,
(v) constitute non-compliance with any Environmental Permit, or (vi), without SCC's express written prior approval, substantially increase the risk of a Release of a Hazardous Substance by changing the nature or manner in which JMMC conducts its business as of the date JMMC takes possession of the Property.

             (g) Prior to JMMC's purchase of the Property, JMMC shall at all times allow SCC Indemnitees and their officers, employees, agents, representatives, contractors and subcontractors reasonable access to the Property for the purpose of ascertaining environmental conditions and compliance, including, but not limited to, any soil or groundwater investigations deemed necessary by SCC or the performance of an environmental audit or assessment, upon the condition that due care is exercised so as not to unreasonably interfere with the conduct of JMMC's business ("Audit"). If a breach of any other covenant in this Section 6 is discovered during the course of the Audit, the fees and expenses of such Audit shall be borne by JMMC and will be paid as additional rent under the Lease Agreement.

             (h) After the purchase, JMMC shall give SCC, the DEC and other appropriate governmental authorities, and their employees, contractors, subcontractors and consultants, access to the Property, at reasonable times and upon reasonable notice, for the purposes of monitoring and sampling pursuant to the Settlement Agreement, a copy of which is attached as Exhibit B.

             (i)  JMMC  shall  not  Release,   nor  permit  its  operators,
subtenants, licensees, invitees and occupants to Release, any Hazardous Substance to the Environment at the Property except pursuant to all applicable Environmental Permits.

         Section 7. Indemnification by JMMC of SCC Indemnitees.

             (a) JMMC hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend, save and hold harmless the SCC Indemnitees from and against any and all damages (other than consequential damages or lost profits), losses, liabilities, obligations, fines, amounts in contribution, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any or all of the SCC Indemnitees relating to, resulting from or arising out of: (i) the equipping, operation or use of the Property after the date of this Agreement in violation of any applicable Environmental Law for the storage, treatment, generation, transportation, processing, handling, management, production or disposal of any Hazardous Substance or solid waste,
(ii) a material misrepresentation or inaccuracy in any of JMMC's representations or warranties contained in this Agreement, or a material breach of or failure to perform any of JMMC's covenants contained herein, (iii) the presence of any Hazardous Substance at, on or in the Property as of the date of this Agreement,
(iv) the Release, threat of Release, or Disposal, of any Hazardous Substance or solid waste on, at, to or from the Property or to the Environment adjacent to or in the vicinity of the Property which later migrates onto the Property, after the date of this Agreement, caused by an act or omission of JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, (v) a violation of any applicable Environmental Law at or affecting SCC's adjacent real property by JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, or (vi) non-compliance with any Environmental Permit at or affecting the Property by JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, (collectively, the "JMMC Indemnified Matters"); provided, however, that JMMC Indemnified Matters shall in no respect include any action or condition to the extent that it was caused by one or all of the SCC Indemnitees, or their licensees, contractors, subcontractors, invitees, subtenants or occupants.

             (b) The liability of the JMMC to the SCC Indemnitees hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Purchase Agreement by or for the benefit of SCC, unless said amendment or modification so states, (ii) the purchase of the Property by JMMC, (iii) any exculpatory provision contained the Purchase Agreement limiting SCC's recourse to JMMC, (iv) any applicable statute of limitations, (v) the sale, assignment, subleasing, transfer or conveyance of all or part of the Property or the JMMC's interests and rights in, to and under the Purchase Agreement, (vi) the termination of the Purchase Agreement, (vii) the release or discharge, in whole or in part, of JMMC in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (ix) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of JMMC under the Lease Agreement.

             (c) The indemnification contained herein is wholly independent of and in addition to any obligation which JMMC may have to any or all of the SCC Indemnitees as a matter of law or regulation or under other agreement or instrument.

         Section 8. Independence. The indemnifications contained herein are wholly independent of and in addition to any obligation which the Parties may have to each other as a matter of law or regulation or under any other agreement or instrument.

         Section 9. Governing Law. This Agreement shall be governed by, construed in accordance with and enforceable under the laws of the State of New York, without regard or reference to its conflict of laws and principles.

         Section 10. Notices. All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, or by Federal Express, addressed as follows or to such other address as any party may specify in writing to the other:

         To SCC:           Attn: Michael Chernago
                           Smith Corona Corporation
                           839 NYS Route 13
                           Cortland, New York 13045

         To JMMC:          J. M. Murray Center, Inc.
                        c/o Riehlman, Shafer and Shafer
                           3 Clinton Street
                           Tully, New York 13159-0430

         Section 11. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties.

         Section 12. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 13.  Amendments, Changes and Modifications. This
Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by both Parties.

         Section 14. Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 15. This Agreement Controlling. JMMC and SCC hereby agree that, in the event there is a conflict between the terms of this Agreement, the Lease and the Purchase Agreement, the terms of this Agreement shall be controlling.

         Section 16. Survival. This Agreement shall survive: (i) an extension of the Purchase Agreement and/or Lease, (ii) closing of title pursuant to the Purchase Agreement, (iii) termination of the Purchase Agreement, (iv) sublease or assignment of the Lease, and/or (v) transfer of the Property by JMMC.

         Section 17. Recording. Either party shall have the right to record this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                           SMITH CORONA CORPORATION



                                           By:_______________________________


                                           Its ______________________________




                                           J.M. MURRAY CENTER, INC.



                                           By:________________________________


                                           Its________________________________

STATE OF NEW YORK )
                              :  ss.:
COUNTY OF CORTLAND)



      On   the   _____   day  of   __________,   1995   personally   appeared
________________________ to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                            Notary Public



STATE OF NEW YORK )
                              :  ss.:
COUNTY OF CORTLAND)



         On   the   ____   day   of   _________,    1995   personally appeared
________________________ to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.





                                              ------------------------
                                                  Notary Public

                                                             Exhibit A



PROPOSED CONVEYANCE TO MURRAY CENTER:

BEGINNING at a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN PLS 049012" set in the westerly line of NEW YORK STATE ROUTE 13, said point being in the southeasterly corner of a small cemetery, said point also being located NORTH 83 degrees, 59 minutes, 50 seconds WEST a distance of 50.06 feet from the centerline of the existing pavement of said NEW YORK STATE ROUTE 13, said point in the centerline being located SOUTH 31 degrees, 33 minutes, 10 seconds WEST as measured along said centerline a distance of 1834.99 feet from the intersection of said centerline of NEW YORK STATE ROUTE 13 and the centerline of LIME HOLLOW ROAD;

THENCE running SOUTH 31 degrees, 14 minutes, 11 seconds WEST along said westerly line of NEW YORK STATE ROUTE 13 and passing through a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" found at 74.01 feet, a total distance of 653.85 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" found in said westerly line of NEW YORK STATE ROUTE 13;

THENCE running NORTH 57 degrees, 55 minutes, 53 seconds WEST along the southerly edge of an existing asphalt driveway, a distance of 236.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" set at an angle point in said asphalt paving;

THENCE running SOUTH 77 degrees, 49 minutes, 00 seconds WEST along the southeasterly line of asphalt paving a distance of 61.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running SOUTH 35 degrees, 39 minutes, 16 seconds WEST along the easterly line of asphalt paving and a gravel parking lot a distance of 458.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 57 degrees, 02 minutes, 34 seconds WEST along the southerly line of the gravel parking lot a distance of 272.47 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 31 degrees, 10 minutes, 21 seconds EAST along the westerly line of the gravel parking lot and the westerly line of asphalt paving a distance of 495.51 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 57 degrees, 55 minutes, 53 seconds WEST a distance of
108.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 32 degrees, 00 minutes, 17 seconds EAST a distance of
579.39 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running SOUTH 57 degrees, 55 minutes, 53 seconds EAST a distance of
536.39 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" set for a new corner;

THENCE running SOUTH 83 degrees, 59 minutes, 50 seconds EAST and passing through a #5 rebar with plastic cap stamped 'RJ STOCKWIN/PLS 049012" found in the southwesterly corner of a small cemetery at a distance of 2.42 feet, a total distance of 168.41 feet as measured along the southerly line of said small cemetery to the PLACE of BEGINNING and CONTAINING 12.704 acres (554,379 square feet) more or less of land.

THE ABOVE DESCRIBED PARCEL OF LAND IS ALSO SHOWN ON A SURVEY MAP BY STOCKWIN SURVEYING DATED 02/16/95, AND ENTITLED "LANDS OF:
HSCM-10, INC., (reputed owner)" AND LABELED AS FILE NO. 9501-JMC-R, SIGNED AND CERTIFIED BY R. JAMES STOCKWIN, PLS LICENSE NO. 049012.

                                                         Exhibit B



         This is Exhibit B to the Environmental Indemnification
Agreement, dated as of February 28, 1995, by and among the Smith
Corona Corporation ("SCC") and J. M. Murray Center, Inc.

         SCC hereby discloses that the Property is part of a site which the New York State Department of Environmental Conservation has listed on the New York State Registry of Inactive Hazardous Waste Disposal Sites as the "SCM; Cortlandville State Superfund Site", Site No. 712006. In addition, the Department of Environmental Conservation has classified Site No. 712006 as a "Class 2" site indicating that it is a site at which the Department believes that the hazardous wastes present constitute a significant threat to the public health or environmental and that action is required.

         An investigation has been performed to determine the quality of the groundwater beneath Site No. 712006, including, among other things, the quality of the groundwater beneath the Property. The results of that investigation with regard to the Property, as well as SCC's settlement with the governmental authorities regarding the cleanup of the Site are set forth in the attached:

         (a) Settlement Agreement, State of New York et al. v. Smith Corona Corporation, Index No. 87 CV 0190, dated January 18, 1989.

         (b) Supplemental Site Investigation Report, dated February 1990, prepared by O'Brien & Gere Engineers, Inc. for Smith Corona
Corporation.

         (c) Letter Report - Phase I environmental liability assessment, dated December 12, 1994, prepared by O'Brien & Gere
Engineers, Inc. for Smith Corona Corporation.
                                                                 EXHIBIT 8.1(j)


                               LICENSE AGREEMENT

                  LICENSE AGREEMENT dated as of the ___ day of _________, 1995, by and between SMITH CORONA CORPORATION, a __________ corporation, having an office at _____________________________ ("Licensor"), and J.M. MURRAY CENTER,
INC., a  _____________  corporation,  having an office at  _____________________
("Licensee").

                              W I T N E S S E T H:

                  WHEREAS, Licensor is the owner of that certain parcel of land (the "Property") described on Exhibit A annexed hereto and the improvements erected thereon;

                  WHEREAS, Licensor and Licensee have entered into that certain Purchase and Sale Agreement dated ______________ (the "Purchase Agreement") pursuant to which Licensee has agreed to purchase that certain parcel of land (the "Adjoining Property") described on Exhibit B annexed hereto and the improvements erected thereon;

                  WHEREAS, pursuant to the terms of the Purchase Agreement, Licensee shall have the right to use and occupy the Adjoining Property prior to the closing (the "Closing") of the transactions contemplated in the Purchase Agreement; and

                  WHEREAS, Licensor has agreed to permit Licensee to use the Property during its occupancy of the Adjoining Property and to continue to use the Property following the Closing, subject to the terms and conditions of this License Agreement.

                  NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, Licensor and Licensee hereby agree as follows:

                  1. Licensor hereby grants to Licensee, its employees and invitees, a revocable license (the "License") to enter upon the Property for the purpose of playing baseball, including the holding of formal or informal baseball games which may be attended, and/or participated in, by invitees of Licensee.

                  2. Licensee agrees to give to an individual designated by Licensor not less than three business days' notice of any intended use of the Property pursuant to this License. Within one (1) business day of Licensor's receipt of Licensee's notice, Licensor may deny Licensee access to and use of the Property if Licensor intends to use the Property at such time or if, in Licensor's reasonable judgment, Licensee's use of the Property would interfere with the maintenance or repair of the

Property or the conduct of Licensor's business on the Adjoining Property.

                  3. Licensee agrees to abide by any rules and regulations instituted by Licensor from time to time with respect to the Property and the use thereof.

                  4. Licensor agrees to maintain and repair the Property. Notwithstanding the foregoing, Licensee agrees to repair or restore any damage to the Property caused by or as a result of any act or omission of Licensee, its employees or invitees.

                  5. Licensee shall defend, indemnify and save Licensor harmless from and against all claims, damages, losses and expenses (including reasonable attorneys' fees) suffered or incurred as a result of any act or omission of Licensee, its employees and invitees, in connection with Licensee's use of the Property pursuant to this License. Licensee agrees to maintain, or cause to be maintained, general liability and property damage insurance in an amount per occurrence, of not less than ________________, naming Licensor as an additional insured.

                  6. Licensee shall at all times hereafter use the Property in a manner which shall not unreasonably interfere with Licensor's business conducted on the Adjoining Property.

                  7. This License may be revoked by Licensor with or without cause upon five (5) days notice to Licensee. Without limiting the generality of the foregoing, if the Purchase Agreement shall terminate pursuant to its terms, this License shall simultaneously terminate and be of no further force and effect.

                  8. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth above) and shall be given by any of the following means (a) personal service (including, without limitation, overnight delivery, courier or messenger services) or (b) registered or certified, first-class Untied States mail, postage prepaid, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent
(x) pursuant to subsection (a) shall be deemed received upon such personal service and (y) pursuant to subsection (b) shall be deemed received five (5) days following deposit in the mail.

                  If to Licensor:            Smith Corona Corporation
                                             839 NYS 13 P.O. Box 2020
                                             Cortland, New York 13045
                                             Attention: W. Michael Driscoll

                   With a copy to:           Winthrop, Stimson, Putnam & Roberts
                                             The Financial Centre
                                             695 East Main Street
                                             P.O. Box 6760
                                             Stamford, CT  06904-6760
                                             Attention: Kent Nevins, Esq.

                  If to Licensee:            J.M. Murray Center, Inc.



                                             Attention:______________

                  With a copy to:            Riehlman, Shafer & Shafer
                                             3 Clinton Street
                                             Tully, New York 13159-0430
                                             Attention: Rick Shafer, Esq.

                  9. This License shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties have duly executed this License as of the date and year first above written.

                                             SMITH CORONA CORPORATION



                                             By:__________________
                                             Name:
                                             Title:



                                             J.M. MURRAY CENTER, INC.


                                             By:_____________________
                                             Name:
                                             Title:

STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )


                           On the ____ day of _____________, 199__, before me
personally came _______________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, that he is the _____________ of SMITH CORONA CORPORATION, the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.





                                            ------------------------------
                                            Notary Public


STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )


                           On the ____ day of _____________, 199__, before me
personally came _______________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, that he is the _____________ of J.M. MURRAY CENTER, INC., the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.





                                           ------------------------------
                                            Notary Public

                                                             EXHIBIT 23.1


                    CONSTRUCTION, OPERATION AND MAINTENANCE
                    OF SEWER EASEMENT AND LICENSE AGREEMENT



                  CONSTRUCTION, OPERATION AND MAINTENANCE OF SEWER EASEMENT AGREEMENT (this "Agreement") made this ________ day of ___________, 1995 between SMITH CORONA CORPORATION, Grantor, hereinafter referred to as "Owner", whether one or more, and J.M. MURRAY CENTER, INC., Grantee, a public corporation organized under the laws of the State of New York, having its principal office located at ____________________________________________, hereinafter referred to as "Grantee".

                  1. CONSIDERATION AND DESCRIPTION. In consideration of the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable consideration, receipt of which is acknowledged, Owner hereby grants, sells and conveys to Grantee, its successors and assigns, (i) a license to use the sewer lines and distribution box owned by Owner and located within the Easement Area and (ii) an easement and a right-of-way for the purposes of laying, constructing, operating, inspecting, maintaining, repairing and replacing a manhole and sewer distribution box for the conveyance of wastewater from the real property owned by Grantee and adjoining the Premises (the "Adjoining Property") described on Schedule A annexed hereto, in and over lands owned by Owner situate in the __________________________________ known and designated as Lot ________, Block
_________ and more particularly described on Schedule B annexed hereto (the "Premises"). The "Easement Area" shall be as shown on Schedule C attached hereto.

                  2. TERM OF LICENSE AND EASEMENT. (a) The license granted herein shall be possessed and enjoyed by Grantee, its successors and assigns, until the earlier to occur of (i) fifteen months from the date hereof or (ii) the installation by Grantee of a separate manhole and sewer distribution box and system within the Easement Area for the conveyance of wastewater from the Adjoining Property over the Premises. During such license period, Grantee shall pay Owner for Grantee's sewage usage. Such payment shall be made within ten (10) days of Grantee's receipt of an invoice from Owner and shall be in an amount reasonably estimated by Owner to reflect Grantee's sewage usage. Grantor shall estimate such sewage useage by Grnatee based upon two times the water usage of Grantee as reasonably determined by Owner.

                  (b) The term of the Easement granted herein shall commence on the date hereof and shall be continue until such time as the sewer distribution box and appurtenances installed within the Easement Areas are abandoned by Grantee or this Agreement is terminated by the parties hereto.

                  3. MAINTENANCE OF IMPROVEMENTS. The sewer distribution box and appurtenances constructed pursuant hereto shall be maintained and operated by Grantee, its successors or assigns. Grantee shall repair any damage caused to Owner's sewer distribution box, lines and system by the exercise by Grantee of the rights granted herein.

                  4. TEMPORARY CONSTRUCTION EASEMENT. During construction, cleanup and restoration operations, Grantee shall have the right to a temporary construction easement as laid out on a survey prepared by ____________________________, licensed land surveyors, attached hereto as Schedule A and made a part hereof. However, after the completion of such operations, Grantee shall have no further right to such temporary working space, and Grantee's rights shall be limited solely to the Easement Area, and all interceptor lines, the sewer distribution box and manhole constructed pursuant to this Agreement shall be confined to the Easement Area.

                           It is understood,  however, that after the completion
of such construction, Grantee shall have the right to enter the Premises of Owner for the sole purpose of making any necessary connection or reconnection of the Adjoining Property to the new sewer distribution and shall have the further right to enter the Premises for the sole purpose of further work as may be necessary to accomplish the disconnection of the Adjoining Property from the original sewer system located on the Premises.

                  5. INGRESS, EGRESS AND MAINTENANCE. Subject to paragraph below, Grantee, its employees, contractors or representatives shall have the permanent right of ingress and egress to and from the Easement Area for the purposes of laying, constructing, operating, inspecting, maintaining, repairing and replacing a sewer distribution box and manholes, if they are located therein. Such ingress and egress shall be limited to such Easement Area and to existing public roads, if any, on the Premises. All activities of Grantee on the Premises shall be limited to the Easement Area.

                  6. FENCES. Owner reserves the right to fence the whole or any part of the boundaries of the Easement Area and the right to build fences crossing such Easement Area provided that Owner shall install gates not less than ______ feet in width wherever said fences shall cross the Easement Area. Grantee, at its expense, will provide Owner with locks and keys to secure said gates. Grantee will retain a key for its own use. Grantee shall have the right to open said gates on the Premises whenever a crossing shall be necessary in the construction, maintenance or operation of its sewer distribution box and appurtenances on the Premises.

                  7. IMPROVEMENTS BY OWNER. Subject to the prior written consent of Grantee, which shall not be unreasonably withheld, Owner shall have the right to place along, across and over the Easement Area as many roads, streets, sidewalks, passageways, electric light and power lines, water lines, sewer lines, gas lines, telephone poles and telephone lines, and other utilities as Owner may desire, provided that said installations shall not interfere with the sewer distribution box or its appurtenances. If any utility line is placed parallel to the Easement Area, such line shall not be placed directly over any sewer distribution box and connecting lines.

                  8. RIGHTS AND RESTRICTIONS OF OWNER. Owner shall have the right to full use and enjoyment of the Premises except for such use as may unreasonably interfere with the exercise by Grantee of the rights granted herein. Owner shall not construct or permit to be constructed any house, structure or obstruction on or over or interfering with the construction, maintenance or other operation of any interceptor sewer or appurtenance constructed pursuant to this Agreement. Owner further agrees that he will not materially change the ground elevation above such interceptor sewer without the prior written consent of Grantee, which shall not be unreasonably withheld.

                  9. RESTORATION OF PREMISES. After the installation of the sewer distribution box and manhole or any subsequent maintenance thereof, Grantee, its employees, representatives or contractors shall remove all equipment and other property placed on the Premises by or for Grantee, fill and level all ditches, ruts and depressions caused by construction or removal operations, and remove all debris resulting therefrom. Grantee will generally restore the surface of the Premises as near to its original condition as possible where lawn areas are damaged as a result of the construction.

                  10. COVENANT OF OWNERSHIP. Owner covenants that he is the owner of the Premises and has the right, title and capacity to grant the easement and license granted herein.

                  11. EFFECT UPON SUBSEQUENT PARTIES. This Agreement shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

                  12. INDEMNITY/HAZARDOUS SUBSTANCES. Grantee shall indemnify and hold Owner harmless from any loss, cost or expense of whatsoever nature, including all legal fees and disbursements, resulting from the construction, use, maintenance and/or operation of the sewer distribution box and its appurtenances and the easement herein granted, including without limitation, all usuage charges and/or fees inposed by any governmental and/or municipal authority, or private company. Further, Grantee shall at no time whatsoever dispose of, or permit to be disposed of, used Hazardous Substances. The term "Hazardous Substances" shall mean, without limitation, any flammable, explosive or radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polycholorinated biphenyls, oil, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42

U.S.C. Sections 9601, et seq.), Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. 1251 et seq.), the Oil Pollution Control Act of 1990 (33 U.S.C. 2701 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Sections 651 et seq.), Article 12 of the New York State Navigation Law, Articles 17 and 27 of the New York State Environmental Conservation Law or any other applicable federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinance and codes.

                  13. Owner and Grantee shall do, execute, acknowledge and deliver all further acts, deeds, conveyances, assignments, transfers and assurances as the other shall from time to time reasonably require for carrying out the intention or facilitating the performance of the terms of this Agreement or for the recording of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                     OWNER:

                                                     SMITH CORONA CORPORATION


                                                     By:________________
                                                     Name:
                                                     Title:


                                                     GRANTEE:

                                                     J.M. MURRAY CENTER, INC.


                                                     By:_____________________
                                                     Name:
                                                     Title:

STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )

                  On the ___ day of ____________, 199___, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________, that he is the _____________ of
SMITH CORONA CORPORATION, the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.





                                            --------------------------------
                                            Notary Public



STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )

                  On the ___ day of ____________, 199___, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________, that he is the _____________ of
J.M. MURRAY CENTER, INC., the corporation described in and which executed the foregoing instrument, and that he has signed his name thereto by order of the board of directors of said corporation.




                                            --------------------------------
                                            Notary Public

                                   SCHEDULE A

                   [LEGAL DESCRIPTION OF ADJOINING PROPERTY]

                                   SCHEDULE B

                        [LEGAL DESCRIPTION OF PREMISES]

                                   SCHEDULE C

                        [DIAGRAM SHOWING EASEMENT AREA]

                                                             EXHIBIT 23.2-2


                   EASEMENT, LICENSE & MAINTENANCE AGREEMENT


                  THIS EASEMENT, LICENSE AND MAINTENANCE AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _________________, 1995, by and between SMITH CORONA CORPORATION, a Delaware corporation ("Grantor") and J.M. MURRAY CENTER, INC., a public corporation organized under the laws of the State of New York ("Grantee").


                              W I T N E S S E T H:


                  WHEREAS, Grantor is the owner of that certain real property located in the State of New York, County of Cortland and more particularly described on Exhibit A annexed hereto and made a part hereof (the "Servient Estate");

                  WHEREAS, Grantor is also the owner of that certain real property immediately adjacent to, and contiguous with, the Servient Estate which property is also located in the State of New York, County of Cortland and more particularly described on Exhibit B annexed hereto and made a part hereof ("the Dominant Estate");

                  WHEREAS,   Grantor  and  Grantee  have   simultaneously   with
execution of this Agreement entered into that certain Purchase and Sale Agreement dated the date hereof (the "Purchase Agreement") pursuant to which Grantee agreed to purchase the Dominant Estate from Grantor in accordance with the terms thereof;

                  WHEREAS, pursuant to the terms of the Purchase Agreement, Grantee has the right to occupy and use the Dominant Estate during the period (the "Contract Period") commencing on the date hereof through and including the date on which title to the Servient Estate is transferred by Grantor to Grantee;

                  WHEREAS, a fire protection water supply system (the "System") currently exists on the Servient Estate which System provides water to both the Dominant Estate and the Servient Estate for purposes of fire protection and control;

                  WHEREAS, Grantee desires to utilize the System together with Grantor during and after the Contract Period;

                  WHEREAS, in order for Grantee to assure the continued use of the System, Grantee requires (a) an easement over the Servient Estate (i) for access to the supply lines identified on Exhibit C servicing the Dominant Estate (the "Supply Lines") and the water tower identified on Exhibit C (the "Water Tower") and

(ii) to transport water from the Water Tower over the Supply Lines to the Dominant Estate and (b) a license to remove water from the Water Tower for purposes of fire protection or control (the Supply Lines and the Water Tower collectively, the "Easement Areas"); and

                  WHEREAS, Grantor has agreed to permit Grantee to use the System and to grant such easements and license on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor, and in consideration of the mutual covenants, promises and agreements contained herein, Grantor and Grantee hereby agree as follows:

                               GRANT OF EASEMENT

                  1. Subject to the terms and conditions hereinafter set forth, Grantor does hereby give, grant and convey to Grantee, its successors and assigns:

                           a. a non-exclusive easement to permit access over and
across those portions of the Servient Estate identified on Exhibit C as (i) the Access Easement Area and (ii) the Easement Area. Such easements are granted as an appurtenance to and for the benefit of the Dominant Estate; and

                           b. a license,  coupled  with an  interest,  to remove
water from the Water Tower for purposes of fire protection or control on the Dominant Estate not in excess of a percentage of the water in the Water Tower at any one time. This percentage is to be agreed to by the parties within ten (10) days from the date of the Purchase Agreement.

                  2. Grantee shall maintain, repair and replace the Supply Lines at Grantee's sole cost and expense. All such maintenance, repairs, and replacements shall be performed in a lien-free, good and workmanlike manner and in accordance with applicable laws, rules and regulations. Grantee acknowledges that Grantor shall have no obligation whatsoever with respect to the maintenance, repair or replacement of the Supply Lines. Grantee shall give Grantor thirty (30) days' prior notice (except in the event of an emergency) of any intended replacement of the Supply Lines and shall deliver to Grantee plans and specifications detailing the intended work. In no event shall any of the Supply Lines be relocated outside of the Easement Areas without Grantor's prior written consent which consent may be withheld by Grantor in its sole and absolute discretion. If Grantee shall fail to so maintain the Supply Lines, Grantor shall have the right to discontinue the supply of water from the Water Tower to the Supply Lines. In the event Grantor exercises its right to so discontinue the supply of water, Grantor shall not be liable for any damage to the improvements or property located on the Dominant Estate by virtue of the lack of water from the Water Tower.

                  3. Grantor, its successors and assignees, shall at all times hereafter use the Easement Area and the Access Easement Area in a manner which shall not unreasonably hinder, burden or prevent the use and enjoyment by Grantee of the Easement Areas and the Access Easement Areas. Grantee, its successors and assigns, shall at all times use the Easement Area and the Access Easement Area in a manner which shall not unreasonably hinder, burden or prevent the use and enjoyment by Grantor of the Easement Area, the Access Easement Area, the Servient Estate and the System.

                  4. Grantor and Grantee further agree that except as expressly provided herein to the contrary, Grantor shall have the right, but no obligation, to maintain, repair and replace the System (including, without limitation, capital repairs and/or improvements). Notwithstanding anything in this Agreement to the contrary, Grantor shall have no liability whatsoever for the operation of or the failure of the operation of the System, nor shall Grantor have any liability whatsoever for its failure to maintain, repair or replace the System. If Grantor fails to so maintain, repair or replace the System, Grantee shall have the right, but not the obligation, upon thirty (30) days' prior written notice to Grantor (or without prior notice in the event of an emergency), to enter upon the Servient Estate and perform such maintenance, repair or replacement at Grantee's sole cost and expense.

                  5. Grantee shall reimburse Grantor for twenty percent (20%) of all costs and expenses incurred by Grantor in connection with the operation, maintenance and repair of the System as such items are listed on Exhibit D annexed hereto and shall also include the cost of casualty and liability insurance, a reasonable administrative fee not to exceed five percent (5%) of the total cost of the operation, maintenance and repair of the System. Grantor shall deliver to Grantee invoices on a quarterly basis for such costs, payment of which invoices shall be remitted by Grantee within ten (10) days of Grantee's receipt of such invoice. If Grantee fails to pay such amount within the time provided, Grantor shall have the right to terminate this Agreement without any liability to Grantee.

                  6. In addition to all other amounts due to Grantor pursuant to this Agreement, Grantee shall indemnify Grantor and save Grantor harmless from all liabilities, obligations, damages, penalties, claims costs and expenses, including reasonable attorneys' fees and disbursements paid, suffered or incurred as a result of any act or omission of Grantee, its tenants, agents, employees, business invitees and guests in connection with Grantor's use of the Easement Area, the Access Easement Area and the System.

                  * Allocation of liability insurance to be agreed to by Grantor and Grantee within ten (10) days from the date of the Purchase Agreement.

                  7. Grantor shall have the right to terminate this Agreement upon not less than twelve (12) months' prior notice to Grantee if (i) the use of the System by Grantor and Grantee pursuant to the terms and conditions of this Agreement are no longer commercially practical for Grantor as determined by Grantor in its sole discretion, (ii) Grantor's insurance provider, as a result of the existence of this Agreement, increases the insurance premiums payable by Grantor or cancels or threatens to cancel Grantor's insurance coverage, or (iii) Grantor shall cease to use the System.

                  8. This Agreement shall run with and be a burden upon the Servient Estate and shall run with and be benefit to the Dominant Estate.

                  9. Grantor and Grantee shall execute, acknowledge and deliver all further acts, deeds, conveyances, assignments, transfers and assurances as the other party shall from time to time reasonably require for carrying out the intention or facilitating the performance of the terms of this Agreement or for the recording of this Agreement.

                  10. Any notice under this Agreement must be in writing and sent by registered or certified mail to the last address of the party to whom such notice is to be given, as designated by such party in writing.

                  11. This Agreement shall be governed and interpreted under the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                               GRANTOR:

                                               SMITH CORONA CORPORATION


                                                By:________________________
                                                Name:
                                                Title:


                                                J.M. MURRAY CENTER, INC.


                                                 By:______________________
                                                 Name:
                                                 Title:

STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )

                           On the ____ day of __________, 199__, before me
personally came __________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________, that he is the _________________ of J.M. MURRAY CENTER, INC., the corporation described in the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.



                                                 ---------------------------
                                                 Notary Public

STATE OF                            )
                                    )
                                    )       ss:
                                    )
COUNTY OF                           )

                           On the ____ day of __________, 199__, before me
personally came __________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________, that he is the _________________ of SMITH CORONA CORPORATION, the corporation described in the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.


                                                 ---------------------------
                                                 Notary Public

                                   EXHIBIT A

                  [LEGAL DESCRIPTION OF SMITH CORONA PROPERTY]

                                   EXHIBIT B

                  [LEGAL DESCRIPTION OF J.M. MURRAY PROPERTY]

                                   EXHIBIT C

              [DIAGRAM OF SERVIENT ESTATE SHOWING EASEMENT AREAS]

                                                                 Exhibit 25









UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF NEW YORK
------------------------------

STATE OF NEW YORK, et al.,

                   Plaintiffs,                             SETTLEMENT AGREEMENT

                  v.
                                                           Index No. 87 CV 0190
SMITH CORONA CORPORATION,                                     (Munson)

                     Defendant.
-------------------------------

                               TABLE OF CONTENTS


                                                            Page


1.       Definitions......................................... 3

2.       Payment............................................. 6

3.       Dismissal of Related Litigation..................... 8

4.       On-Site Investigation and Remediation............... 8

5.       Review of Remedial Plan............................ 10

6.       Technical Impracticability and New
          Technology................................ ....... 10

7.       Cortlandville's Lime Hollow Road Water Supply
          Well.............................................. 11

8.       Acknowledgement.................................... 12

9.       Contractors........................................ 12

10.      Reports............................................ 13

11.      Approvals.......................................... 14

12.      Access to Data at the Site......................... 14

13.      Trade Secret Confidentiality....................... 15

14.      Publicity.......................................... 16

15.      Contribution Protection............................ 16

16.      Releases from Liability............................ 17

17.      Covenant Not to Sue................................ 19

18.      Reopener........................................... 20

19.      Indemnification.................................... 22

20.      Delisting of Site.................................. 22

21.      Continuing Liability............................... 23

22.      Waiver of Notice................................... 23

23.      State Reservation of Rights........................ 23

24.      Force Majeure...................................... 24

25.      Environmental Audit................................ 25

26.      Dispute Resolution................................. 26

27.      Enforcement of Agreement........................... 27

28.      Costs.............................................. 27

29.      Notices............................................ 27

30.      Public Participation............................... 28

31.      Separability....................................... 29

32.      Applicable Law..................................... 29

33.      Settlement Date.................................... 29

34.      Authority.......................................... 29

35.      Liability.......................................... 29

36.      Appendices......................................... 30

37.      Modifications...................................... 30

38.      Admissibility of Data.............................. 30

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF NEW YORK
------------------------------------

STATE OF NEW YORK, et al.,

                          Plaintiffs,           SETTLEMENT AGREEMENT

                  v.
                                                Index No. 87 CV 0190
SMITH CORONA CORPORATION,                           (Munson)

                           Defendant.
-------------------------------------


     The STATE OF NEW YORK in its capacity as a sovereign body politic, as representative of the citizens and residents of the State, and as Trustee of the natural resources of the State of New York; the COUNTY OF CORTLAND and the CORTLAND COUNTY BOARD OF HEALTH, public agencies organized under the laws of the State of New York; the TOWN OF CORTLANDVILLE, a municipal corporation authorized under the laws of the State of New York; the CITY OF CORTLAND, a municipal corporation organized under the laws of the State of New York, acting through the WATER BOARD OF THE CITY OF CORTLAND; and the SMITH CORONA CORPORATION, a Delaware Corporation authorized to do business in the State of New York, hereby recite as follows:
    WHEREAS, the Attorney General of the State of New York filed this action alleging claims pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), 42 U.S.C. ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA) Public Law No. 99-499, 100 Stat. 1613; Article 17, Titles 5 and 8 and Article 27, Titles 13 and 9 of the New York State Environmental Conservation Law (ECL); the New York Real Property Actions and

Proceedings Law (RPAPL) ss. 841; and the New York State common laws of nuisance and restitution, in which Pleadings the Cortland County Board of Health ("County"), the City of Cortland ("City") acting through the Water Board of the City of Cortland, and the Town of Cortlandville ("Town") joined as plaintiffs;
    WHEREAS, the Pleadings seek damages and other relief, including the recovery of response costs that allegedly have been and will be incurred by the State, the County, the City, and the Town and the recovery of damages for alleged damage to natural resources resulting from alleged releases and threatened releases of hazardous substances and hazardous wastes as defined in CERCLA ss. 9601(14) and ECL ss. 27-1301(l) ("Hazardous Substances") (including specifically Trichloroethylene, 1,1,1 Tricholoroethane, Trans-l,2-dichloroethene, and xylene) from the facility and property owned by the Smith Corona Corporation ("Smith Corona") at Route 13 South in the Town of Cortlandville;
     WHEREAS, the site has been designated an inactive hazardous waste disposal site (Registry No. 712006) by the New York State Department of Environmental Conservation ("DEC") pursuant to ECL ss. 27-1305 based on conditions at the site which the State alleges pose a significant threat to the environment;
    WHEREAS, Smith Corona disputes the allegations and claims made by the State, the County, the City, the Town, and each of them, and Smith Corona has moved to dismiss the Pleadings, which Motion has not been determined by the Court, and each party understands that entering into this Settlement Agreement shall not be construed in any way as an admission of liability for any purpose, nor an acknowledgement that the alleged releases constitute a significant or substantial and imminent threat to the environment or an assumption of responsibility for the conditions present at the site or off-site, which Smith Corona expressly denies; and that this Agreement is a compromise and full settlement of claims, and that payment of any monies hereunder is intended by Smith Corona merely and solely as an expedient to terminate litigation and to avoid future litigation expense, and, this Agreement is intended by the plaintiffs to expedite remediation and minimize damage to the environment; and that payment and acceptance of monies hereunder are not acquiescence by any party in the claims and allegations of any other party; nor shall the fact of participation in this agreement be used by a party against any other party in any judicial or administrative proceeding except to enforce the terms of the Agreement.
     NOW, THEREFORE, Smith Corona, and the State, the County, the City, and the Town enter into this Agreement upon the following terms and conditions:
         1.  Definitions
    Unless otherwise explicitly stated, the following definitions shall control the meaning of the terms used in this Settlement Agreement (hereinafter "Agreement"):
             (a) "Hazardous Substances" - means those substances referred to as hazardous substances in CERCLA ss. 9601(14) and as hazardous wastes in ECL ss. 27-1301(l), and including specifically Trichloroethylene, 1,1,1 Trichloroethane, Trans-l,2-dichloroethene, and xylene, to the extent those substances originate at the site.
             (b) "Smith Corona" or "Releasees" - means the Smith Corona Corporation, its parents, predecessors, successors, affiliates and subsidiaries, including officers, representatives, and employees.
             (c) "Plaintiffs" - means the State of New York, the County of Cortland and the Cortland County Board of Health, the City of Cortland and the Water Board of the City of Cortland, and the Town of Cortlandville.
             (d) "Contractors" - means the person(s) retained by Smith Corona to undertake and implement its obligations under this Agreement, the Work Plan or the Remedial Plan.
             (e) "Site" - means the property owned and operated by Smith Corona at Route 13 South in the Town of Cortlandville, County of Cortland, State of New York, as more particularly defined by the boundary lines on the diagram and legal description attached as Exhibit A.
             (f) "Off-Site" - means any property other than the Site which has allegedly become contaminated with or affected by Hazardous Substances which are alleged to have migrated from or originated on, or to have been released from or potentially released to the environment at or from, the Site.
             (g) "Release" - shall have the meaning as in CERCLA ss. 9601(22) when used in the context of a discharge of contaminants, but shall have the meaning of a relinquishment of a right, claim or privilege when used in the context of claims of liability.

             (h)   "Settling Parties" - means the Plaintiffs and
Smith Corona.
             (i) "State" - means the State of New York and all of its departments, divisions and bureaus, including specifically the New York State Department of Law ("DOL") and the Attorney General, the New York State Department of Environmental Conservation ("DEC") and its Commissioner, the New York State Department of Health ("DOH") and its Commissioner.
             (j) "Municipal  Plaintiffs" - means the County of Cortland and the Cortland County Board of Health, the City of Cortland and the Water Board of the City of Cortland, and the Town of Cortlandville.
             (k) "Work Plan" - means that program implemented by Smith Corona and approved by the State for the investigation of conditions at the Site.
             (l)  "Settlement Date" shall be the date this Agreement
is approved by the Court.
             (m)  "Site  Investigation"  means  a  detailed   investigation
conducted by Smith Corona of the environmental conditions existing at the Site.
             (n) "Off-Site  Investigation" - means a thorough investigation of contamination and environmental conditions in the aquifer Off-Site (as defined in paragraph "f" above), and, if necessary, remediation of any contamination which is detected by the investigation.
             (o)  "Remedial Plan" - means a program approved by the
State and carried out by Smith Corona for the treatment,
containment or removal of Hazardous Substances identified by the
Work Plan at the Site.
         2.  Payment
             (a)  Smith Corona will pay, on behalf of Releasees, the
sum of One Million Dollars ($1,000,000.00) to Plaintiffs to be
deposited into a fund (as described in paragraph (b), below) as follows:
Settlement Date, plus ten days                   $  600,000.00
         ("first payment"):
Settlement Date, plus 375 days                   $  400,000.00
                                                 -------------
         ("second payment")
                  TOTAL                          $1,000,000.00

Payments made under this paragraph are not, and shall not be considered as, payments of a civil or criminal fine or penalty. Said payments will be made subject to the following terms and conditions:
             (b) A fund shall be created and titled the Otter/Dry Creek Reimbursement, Assessment and Remediation Fund ("Fund").
The Fund shall be created for:.
                      (i) Funding a thorough Off-Site environmental contamination investigation;
                      (ii) Funding an investigation of other potential sources of Off-Site contamination;
                      (iii) Funding remedial action, if necessary, of Off-Site conditions that have not been or will not otherwise be adequately addressed;
                      (iv) Reimbursing the Municipal Plaintiffs for their costs and expenses.

             (c)   Simultaneously   with  the  entry  of  this   Agreement,
Plaintiffs shall enter into a separate agreement among themselves under which an allocation of the money paid by Smith Corona Corporation shall be made. That agreement shall provide, inter alia, that a portion of the funds be allocated for implementation of Off-Site Investigation and remediation work, a portion shall be paid to the City of Cortland to partially reimburse it for the cost of constructing its air stripper, and that at least $135,000 of the aforesaid payment shall be applied to costs or expenses incurred by the Town of Cortlandville.
             (d) Plaintiffs shall implement the Off-Site Investigation/ remediation work. The Settling Parties have received information that other entities or individuals may be responsible for contributing contaminants to the Off-Site area. If the Off-Site Investigation indicates that there are parties potentially responsible for Off-Site environmental contamination, Plaintiffs may take appropriate action to seek contributions from these parties to the Fund. The Fund shall not be used for actions taken or to be taken at the Smith Corona Site except for monitoring compliance with the Work plan.
            (e) All monies held by the Fund shall be retained in an interest-bearing account, and accrued interest shall be paid to the Fund.
            (f) Except as provided in Section 2.(c), the Plaintiffs shall provide notice to Smith Corona and an opportunity to comment (of no less than 15 days) on all proposed Off-Site investigatory and remedial activities causing expenditures of Fund monies. The notices to Smith Corona shall reasonably describe the purposes of the proposed expenditure and the basis for the proposal, and shall reference or be accompanied by copies of all non-privileged documents relied upon by the Plaintiffs in deciding to make the proposal. The Plaintiffs shall reasonably consider the comments of Smith Corona.
            (g) All expenditures of Smith Corona's contributions to the Fund not accounted for under paragraph (c) of this section shall be necessary, cost-effective, and not inconsistent with the National Contingency Plan (NCP) created by CERCLA ss. 105, 42 U.S.C. ss. 9605, and as defined by 40 CFR Part
300. The Plaintiffs represent that all costs incurred by them for which a claim is made pursuant to paragraph (b) of this Section were necessary, cost-effective, and not inconsistent with the NCP with regard to State expenditures and consistent with the NCP with regard to the Municipal Plaintiffs expenditures.
         3.  Dismissal of Related Litigation
         The action styled State of New York, et al. v. HSCM-20, Inc., 86 CV-1404, commenced by the Plaintiffs in the United States District Court, Northern District of New York, shall be dismissed with prejudice by the Plaintiffs upon entry of this Agreement by the court clerk.
         4.  On-Site Investigation and Remediation
             (a) Smith Corona has carried out an investigation of the distribution of Hazardous Substances alleged to be present at the Site and has undertaken initial remediation of the Site.
Smith Corona submitted a Site Investigation and Interim Remedial

Action Report which discussed the Site's history and reported the results of all investigations completed as of the date of the Report and described the initial remedial measures taken at the Site. Simultaneously with the submission of the Site Investigation and Interim Remedial Action Plan Report, Smith Corona submitted a Focused Feasibility Study Report which reviewed remedial options for the Site based on all available data and selected the remedial measures to be undertaken at the Site. Smith Corona also submitted a Supplemental Site Investigation Work Plan which described additional investigatory work necessary to complete the investigation of the Site. The additional investigatory work may be carried out concurrently with the remedial measures. Copies of the Site Investigation and Interim Remedial Action Plan Report, the Focused Feasibility Study Report and the Supplemental Site Investigation Work Plan are attached to this Agreement as Appendices 1A, 1B and 2, respectively, and are incorporated herein by reference.
             (b)  The   Remedial   Plan   includes  a   schedule   for  the
implementation of the remedial and additional investigatory work. The schedule provides for a Supplemental Investigatory Report to be submitted by Smith Corona which shall discuss the results of the supplemental investigation and which may make recommendations for additional remedial work, depending upon the results of the supplemental investigation. Disputes arising under this paragraph shall be resolved in accordance with the provisions of Section 26, Dispute Resolution. A copy of the Supplemental Investigatory Report shall be attached to this Agreement as Appendix 3 when completed and shall be incorporated herein by reference.
         5.  Review of Remedial Plan
         The Plaintiffs have reviewed the Remedial Plan in detail and conclude as follows:
             (a) The Remedial Plan is approved as technically sound and is a legally appropriate response to Hazardous Substances alleged to have been released at the Site; and
             (b) Performance of the Remedial Plan is necessary and consistent with the National Contingency Plan.
         6.  Technical Impracticability and New Technology
             (a) The groundwater extraction and treatment system to be installed by Smith Corona pursuant to this Agreement shall be operated for a minimum of three (3) years. After the initial three year operational period, Smith Corona may petition the State to modify one of more of the operational or cleanup standards set forth in the Work Plan based on a demonstration that achievement of the operational or cleanup standard(s) using the remedial system approved in the Work Plan is technically impracticable from an engineering perspective, or that the standard of performance which is being achieved by, or is the goal of, the remedial system may be equally achieved through the use of another method or approach or by new technology.
            (b) The State may review and consider the information in the Petition submitted pursuant to paragraph (a) of this Section, and make a determination, in accordance with applicable laws and regulations in effect at the time of the Petition.

            (c) Smith Corona may challenge the State's determination under paragraph (b) of this Section in accordance with the Dispute Resolution provisions of Section 26 of this Agreement.
            (d) In the event that the State determines that any Petition submitted pursuant to paragraph (a) of this Section shall be granted in whole or in part, it shall be acting on behalf of all Plaintiffs, who shall be kept informed by the State, of actions being taken under this provision.
         7.  Cortlandville's Lime Hollow Road Water Supply Well
             (a) In the event that Smith Corona can establish that the installation or operation of Cortlandville's Lime Hollow Road water supply well interferes with the effectiveness or efficiency of Smith Corona's proposed Remedial Plan and that such interference has caused or will cause Smith Corona to expend additional sums over and above its demonstrated baseline operating costs or to expend costs which Smith Corona would not have had to expend but for the interference of the Lime Hollow Road Well, the Town of Cortlandville shall, at its option, either modify the operation of its water supply system to eliminate the interference with Smith Corona's Remedial Plan or reimburse Smith Corona for reasonable additional costs incurred by Smith Corona due to the operation of Cortlandville's Lime Hollow Road well for the duration of the operation of the remedial treatment system. Any claims for reimbursement of additional costs by Smith Corona under this paragraph shall include all data relied on by Smith Corona to assert its claim.

             (b) By entering into this Agreement, the Town of Cortlandville covenants not to construct any additional water supply wells adjacent to or in a proximity in which the well(s) may impact or be impacted by the remedial system at the Site until DEC certifies that Smith Corona has fulfilled all of the requirements of the Remedial plan.
         8.  Acknowledgement
            (a) Each of the Plaintiffs agrees that in any civil, judicial, or administrative proceeding instituted by any person or entity against any of the Settling Parties, or instituted by any of the Settling Parties against any other person or entity, arising from or relating to activities carried out under the Work Plan or Remedial Plan or pursuant to Section 2.(d), each will acknowledge the appropriateness of the Work Plan and Remedial Plan, that both Plans are consistent with the NCP, and that the Plans fully and adequately address the concerns raised by each of the Settling Parties.
             (b)  Each  of  the  Plaintiffs   agrees  to  notify  the  U.S.
Environmental Protection Agency in writing of this Agreement and to acknowledge that the Work Plan and Remedial Plan are appropriate, are consistent with the NCP, and that the Plans fully and adequately address hazardous substance conditions alleged to exist at the Site.
        9.  Contractors
        The Remedial Plan will be carried out by Contractors or Subcontractors, chosen by Smith Corona and approved by the State, and who are qualified to perform and implement the technical, engineering and analytical obligations of the Remedial Plan for which each such Contractor or Subcontractor is retained.
     10.  Reports
             (a) Smith Corona shall provide the Plaintiffs with monthly reports (on the first business day of each month) detailing the progress made in the performance of the Remedial Plan and including all data received by Smith Corona during the preceding month. Such reports shall be mailed to the designated representatives of the Parties.
             (b) The obligation to file monthly reports shall continue until the requirements of the Remedial Plan have been fulfilled. Such monthly reports shall contain all data generated hereunder related to activity at the Site pursuant to the Work Plan or Remedial Plan. The State shall notify Smith Corona as soon as possible, and no later than ten (10) working days after submission of any report, of any concerns with or objections to the report that the Plaintiffs may have. The State's comments on the reports shall include all comments submitted by or on behalf of Plaintiffs.
             (c) During the Off-Site Investigation and/or remediation, the Plaintiffs shall make periodic reports to the public regarding the investigation and/or remedial work that has taken place and that is planned and, in addition, shall hold annual public meetings to report on the investigation and/or remedial work and to solicit comments from the public.
         11.  Approvals
         This Agreement shall act as the sole required authorization and approval for the implementation and operation of the Work
Plan or Remedial Plan.
         12.  Access to Data at the Site
             (a) Each of the Parties hereto shall have access to, and shall share, all data, field notes, logs and chemical analyses generated, previously generated, or considered by each of them or their Contractors, in the performance of their obligations under the Work Plan or Remedial Plan, or in carrying out activities using Fund monies.
             (b) On or after the Settlement Date, the Plaintiffs and their employees, contractor and consultants shall have authority to enter the Site, at reasonable times and upon reasonable notice, for the purpose of monitoring and overseeing the performance of the Work or Remedial Plan. Such authority includes conducting sampling for comparative analysis or other actions reasonably calculated to assess environmental conditions at the Site, and including the right to obtain split samples of all substances and materials sampled by Smith Corona pursuant to this Settlement Agreement, provided that Smith Corona is notified of the analyses the Plaintiffs intend to perform and is provided one-half of any samples obtained and a copy of the analytical results thereon, and provided that such activity on the Site does not interfere with the performance of the Work or Remedial Plan. As used herein, "split samples" shall mean whole samples divided into aliquots to be tested by the Plaintiffs for the purpose of comparative analysis.
             (c) Smith Corona shall give at least five working days notice to Plaintiffs prior to the commencement of any excavating, drilling, sampling or remedial activity at the Site.
         13.  Trade Secret Confidentiality
             (a) In performing this Agreement, Smith Corona may disclose to the Plaintiffs certain information which Smith Corona considers to be confidential information because it constitutes a trade secret or other privileged matter. Such information shall be designated as "confidential" by Smith Corona or its representatives. Confidential information shall not include: the terms and conditions of this Agreement, the Work or Remedial Plans, all samples obtained pursuant to the Work or Remedial Plans, test results analyses, and technical reports required pursuant to this Agreement.
             (b) With respect to information designated as "confidential", the Plaintiffs agree at all times:
                      (i) Not to disclose to others, except as required by law, any of the confidential information to which the parties, or their employees, contractors, subcontractors parties, or their employees, or agents may gain access as a result of this Agreement; and
                     (ii) To reward this provision as an assertion of confidentiality pursuant to the Freedom of Information Law, Public Officer's Law ss. 87 et seq. This provision shall survive termination of this Agreement.

         14.  Publicity
         The Municipal Plaintiffs shall provide reasonable notice to Smith Corona by telephone in advance of any press conference or release concerning the subject matter of this Agreement arranged, or held by, any of the Municipal Plaintiffs.
         15.  Contribution Protection
             (a) Smith Corona's payments and implementation of a Work or Remedial Plan shall not be deemed a waiver of Smith Corona's right to contribution from any other person or entity other than Plaintiffs, nor do the payments, Work Plan, Remedial Plan or this Agreement, preclude Smith Corona from pursuing claims for contribution or indemnification against any party responsible for the incurrence of investigatory or remedial expenditures to it or damages to the natural resources in the Otter Creek/Dry Creek Aquifer.
            (b) Further, subject only to Smith Corona's continued compliance with the terms of this Agreement, Smith Corona shall be deemed to have resolved its alleged liability to the State, the County, the City, and the Town, and Smith Corona shall not be liable to them, or any of them, for any claim for contribution or any obligation or payment in addition to the amount paid pursuant to this Agreement. Smith Corona shall also be protected against any claim for contribution which might arise if the law of joint and several liability is applied in any litigation relating to any matters that are the subject of this Agreement. To this end, if in any action brought by one or more of the Plaintiffs against an entity other than Smith Corona relating to any matters that are the subject of this Agreement, any court of competent jurisdiction enters a final judgment requiring
Smith Corona to pay an amount in any way related to the subjects of this Agreement in addition to the amounts paid or obligated to be paid hereunder, then the amount of such judgment shall be adjusted so that Smith Corona shall not be required to pay all or any part of said additional amount.
             (c) The provisions of this Section shall not apply to third party claims for property damage, personal injury or wrongful death, nor shall this Section apply to claims brought by the State under the authority of Section
18. Nothing in this paragraph shall in any way diminish the protections provided to Smith Corona by paragraph (b) of this section.
            (d) This provision shall survive termination of this Agreement.
         16.  Releases from Liability
             (a) Effective upon approval of this Agreement by the Court, and except as provided in Section 18, Reopeners, this Agreement shall constitute a full discharge and release by the Plaintiffs of Releasees of all claims of whatsoever kind or character, including, without limitation, claims for property damage, natural resources damage, nuisance, public nuisance, nuisance per se, trespass, or statutory violations and specifically including, without limitation, claims relating to Plaintiffs' public water supply wells, whether or not such wells are in existence on the Settlement Date, whether civil or criminal, or for damages, penalties, fees or fines which arise out of or relate to (i) any activities alleged, or which if known by Plaintiffs could have been alleged, in the Complaint, (ii) the lawful, non-negligent implementation of the investigation and approved Work Plan or Remedial Plan at the Site, or (iii) any alleged release or threat of release of a substance, including a Hazardous Substance, from or at the Site which is (A) alleged or which, if known by Plaintiffs, could have been alleged in the complaint, (B) addressed by the Work Plan or Remedial Plan, (C) detected at the Site or Off-Site as of the Settlement Date, or (D) capable of being remediated by the remedial measures carried out or committed to by Smith Corona or others as of the Settlement Date, or those to be carried out pursuant to the Remedial Plan or funded wholly or partially by any contribution made by Smith Corona pursuant to this Agreement, from the beginning of time.
            (b) The application of the foregoing release to the claims made in the Seventh Cause of Action of the Complaint (public nuisance), is, in addition, contingent upon completion by Smith Corona of the Remedial Plan.
            (c) Nothing herein is to be regarded as a waiver of any claims for response costs or natural resource damages which Plaintiffs or Smith Corona may have against persons not parties to this Agreement.
            (d) This provision shall survive termination of this agreement.
            17.  Covenant Not to Sue
             (a) Effective on the Settlement Date, and contingent only upon Smith Corona's compliance with its payment obligations under this Agreement, the Plaintiffs hereby covenant not to sue, execute judgment, or take any judicial or administrative action under federal or State common law, equity jurisdiction, or statutes against Releasees which arises out of or relates to, or may in the future arise out of or relate to, (i) any activities alleged, or which, if known by Plaintiffs, could have been alleged, in the Complaint, (ii) the lawful, non-negligent implementation of the investigation and approved Remedial Plan at the Site, or (iii) any alleged release or threat of release of a substance, including a Hazardous Substance, from or at the Site which is (A) alleged or which if known by plaintiffs could have been alleged in the Complaint, (B) addressed by the Work Plan or Remedial Plan, (C) detected at the Site or Off-Site as of the Settlement Date, (D) or capable of being remediated by the remedial measures carried out or committed to by Smith Corona or others as of the Settlement Date, or those to be carried out pursuant to the Work Plan or Remedial Plan or funded wholly or partially by any contribution made by Smith Corona pursuant to this Agreement, from the beginning of time.
             (b) The continuing application of the foregoing covenant not to sue to the claims made in the Seventh Cause of Action of the Complaint (public nuisance), is, in addition, contingent upon the completion by Smith Corona of the remedial measures defined in the Remedial Plan.
             (c) Effective on the Settlement Date, the Plaintiffs hereby covenant not to sue, execute judgment, or take any judicial or administrative action under federal, State or local common law, equity jurisdiction, statutes or ordinances, against Releases which arise out of or relate to, or may in the future arise out of or relate to, any alleged release of Hazardous Substances at or from the Site which occurred prior to Settlement Date, upon the Town of Cortlandville's Lime Hollow Road water supply well.
            (d) So long as the foregoing Release and Covenant Not to Sue remain in effect, Smith Corona hereby releases and forever discharges the Plaintiffs and their employees and agents from any and all claims and counter-claims raised and which could, if known, have been raised by Smith Corona in this litigation.
           (e) Nothing herein is to be regarded as a waiver of any claims for response costs or natural resource damages which Plaintiffs or Smith Corona may have against persons not a party to this Agreement.
           (f) This provision shall survive termination of this Agreement.
         18.  Reopener
         Nothing in Sections 16 and 17 above shall in any way constitute a release of liability or covenant not to sue for injunctive relief or money damages in any civil, judicial or administrative action under federal or State common law, equity jurisdiction or statutory provisions against Smith Corona for claims arising from the following circumstances:

             (a) After completion of the Remedial Plan at the Site, Hazardous Substances not discovered by the investigation of the Site by Plaintiffs or by Smith Corona which are not addressed by any on-Site remedial action taken or committed to by Smith Corona are found to have been released at the Site (other than pursuant to a federal or State permit), and to be causing a significant threat to the environment, or to the public health, based on the use of groundwater for domestic purposes.
             (b) After completion of the Remedial Plan at the site, except for any follow-up monitoring, (a) new groundwater and/or drinking water quality standards are promulgated for Hazardous Substances encompassed in the Release and Covenant Not to Sue, (b) those Hazardous Substances are found to have been released at the Site (other than pursuant to a federal or State permit), (c) the new standards for those Hazardous Substances indicate that the remedial actions taken or committed to by Smith Corona on- Site, when considered in conjunction with remedial actions taken by any other entity, no longer constitute acceptable protection of the public health and environment from conditions at the Site, and
(d) those Hazardous Substances at the Site pose a significant threat to the environment, or to the public health, based on the use of groundwater for domestic purposes. For the following substances only, this paragraph is limited solely to claims related to the carrying out of additional on-Site work, and not to Off-Site work: Trichloroethylene, 1,1,1 Trichloroethane, Trans-l,2 Dichloroethylene, 1,1 Dichloroethylene, and Vinyl Chloride.

             (c) Paragraph (a) of this Section shall not apply under any circumstances to the Covenant Not to Sue contained in paragraph (b) of Section 17, above.
         19.  Indemnification
         Smith Corona shall indemnify and hold harmless the Plaintiffs and their officers, employees and representatives, for claims, suits, actions, damages, and costs of every name and description arising out of or resulting from the performance or attempted performance by Smith Corona of its obligations under this Agreement or the Remedial Plan. The Plaintiffs, and each of them, hereby indemnify and hold harmless Smith Corona for claims, suits, actions, damages, and costs of every name and description arising out of or resulting from the performance or attempted performance by the Plaintiffs, or any of them, of Off-Site investigations of the aquifer, or for uses of monies of the Fund for any purpose.
        20.   Delisting of Site
         Upon the fulfillment of all of the requirements of the Remedial plan, except any follow-up monitoring, DEC shall approve a petition by Smith Corona to reclassify the Site from Class 2 to Class 4 on the Registry of New York State Inactive Hazardous Waste Disposal Sites. If, after periodic monitoring, the Site shows no additional degradation of groundwater quality, Smith Corona may petition DEC to reclassify the Site as a Class 5. If, after one year, no additional degradation is shown, DEC shall, upon proper petition by Smith Corona, remove the Site from the

Registry. This provision shall survive termination of this Settlement Agreement.
         21.  Continuing Liability
         In the event that Smith Corona proposes to convey or relinquish the whole or any part of its interest in the Site, Smith Corona shall notify the Plaintiffs in writing not less than 30 days prior to the consummation of the conveyance. Such notice shall include the nature and date of the proposed conveyance, and the identity of the acquiring person or entity. Notwithstanding the foregoing, Smith Corona shall remain solely and exclusively liable to Plaintiffs for performance of the obligations of this Settlement Agreement or the Remedial Plan.
         22. Waiver of Notice
         In order to avoid additional delay in carrying out the objectives of the Remedial Plan, the State hereby expressly waives the 60-day written notice requirement provided in 6 NYCRR ss. 375.9(a), provided that Smith Corona notifies the State five (5) working days in advance of any Site excavation, well drilling, or sampling to be conducted pursuant to the approved Plan. Such notice shall be provided telephonically to DEC within the stated time period, with immediate written confirmation.
        23. State Reservation of Rights
         Nothing contained in this Agreement shall be construed as barring, diminishing, adjudicating or in any way affecting any legal or equitable rights or claims, actions, suits, causes of action or demands whatsoever that the State may have against anyone other than Smith Corona.

        24. Force Majeure
             (a) Notwithstanding the above provisions, if by reason of force majeure Smith Corona shall be unable in whole or in part to carry out its obligations under this Agreement and if Smith Corona gives notice as soon as practicable following such event(s) and full particulars of such force majeure in writing to the State within a reasonable time after the occurrence of the event or cause relied upon, Smith Corona's obligations under this Agreement, so far as they are affected by such force majeure, shall be suspended during continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. If such period of inability continues for more than seven (7) days, the State shall have the right to reasonably object in writing. The suspension of such obligations for such period, including any period of dispute pursuant to this Section, shall not be deemed a default under this Agreement.
             (b) The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, acts, priorities or orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortage of energy or any other cause or event not reasonably within the control of Smith Corona and not due to its fault. Smith Corona shall remove the cause for the same with all reasonable promptness.
             (c) It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of Smith Corona, who shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties. If any strike, lockout, or other industrial disturbance causing a period of inability hereunder continues for more than seven (7) days, the State shall have the right to reasonably object in writing. The State's objection or failure to object shall not be construed as the State taking any position with respect to such labor dispute.
         25.  Environmental Audit
         Plaintiffs acknowledge that a comprehensive environmental compliance audit of the Smith Corona facility has been conducted by an independent qualified auditor. The audit included a review of the facility's compliance with all applicable State and federal environmental laws and regulations. This audit included, but was not limited to, a review of facility operating records, waste profile sheets, waste receiving logs, analytical data, records of intrafacility movement of wastes generated on-Site, waste treatment storage and disposal records, facility policies, guidelines, operations, recordkeeping, employee training, emergency response and spill prevention plans, effluent data, discharges to water and all State, federal and local permits.

         26.  Dispute Resolution
             (a) Any dispute that arises with respect to the meaning or application of this Agreement or any action, plan, schedule or modification of the Remedial Plan under this Agreement (other than disputes related to alleged non-compliance addressed in Section 27), shall, in the first instance, be the subject of informal negotiations between the Plaintiffs and Smith Corona. Such period of informal negotiations shall not extend beyond 30 days, unless the Parties agree in writing otherwise. All Parties attending any informal negotiations shall bring to the negotiations a written proposal to address the disputed issue(s). During the period of any dispute, including during informal negotiations, all obligations hereunder not necessarily dependent on the disputed issue, (or issue which, though originally disputed, has been resolved through informal negotiations) shall be performed according to the schedule contained in the Remedial Plan. The performance of all reasonably disputed issues, and matters necessarily dependent thereon, shall be deferred without penalty during the pendency of efforts at dispute resolution, or during subsequent proceedings thereon.
             (b) At the termination of unsuccessful informal negotiations, any party to the dispute may file with the Court a petition which shall describe the nature of the dispute (along with any supporting documents) and include a proposal for its resolution. The Court may hold an evidentiary hearing to aid in resolving the dispute. The determination rendered by the Court shall be binding on all Parties to this Settlement Agreement, regardless of whether all Parties participated in the judicial proceeding.
             (c) In resolving disputes pursuant to this Section, the Court shall apply an arbitrary and capricious standard not inconsistent with the goals of this Agreement.
         27.  Enforcement of Agreement
         If any Party to this Agreement considers that any other Party has failed to comply with the terms and conditions of the Agreement or the Appendices hereto, the Party alleging noncompliance may seek relief from the Court which shall have exclusive jurisdiction to hear such matters. The Parties hereby waive all objections to the jurisdiction of the Court for the purposes of constructing, implementing or enforcing this Agreement. The Parties agree that, in the first instance, a request for relief shall be limited to an order for specific performance of the alleged non-compliance and that contempt sanctions shall be sought only after an order from the Court has been obtained and has not been complied with.
         28.  Costs
         Except as otherwise provided in this Agreement, the Settling Parties hereby agree that they will each bear their own costs and disbursements, including attorneys fees.
         29.  Notices
         Except as otherwise provided herein, all notices are required to be given hereunder shall be served either personally or by mail and addressed to designated representatives of the Parties contained in Appendix 4.

Each Party shall notify all other parties in writing of any changes in its designated representatives or address.
         30.  Public Participation
             (a) As soon as practicable after approval of this Agreement by the parties, the State shall publish a notice in the Environmental Notice Bulletin that Smith Corona has submitted a Remedial Plan for the Site to the State, that the Remedial Plan is available for public review at the Cortland Public Library and from DEC, and announcing a thirty-day public comment period on the Remedial Plan. The notice shall also provide that the Plaintiffs will hold a public meeting in Cortland during the comment period to explain the terms of this Agreement and to accept comments on the Remedial Plan.
            (b) All comments received by the State will be made available to all other parties and copies of the comments, along with any responses by the Parties, shall be filed with the Court along with this Agreement and the Remedial plan. If any comment raises an issue that any Party believes may require revision of the Remedial Plan, the issue shall be brought to the attention of the other Parties. If the Parties are unable to agree on an appropriate resolution of the issue, the issue may, upon agreement of all the Parties, be resolved through the dispute resolution mechanism contained in
Section 26, Dispute Resolution, or, in the event any Party does not wish to use the dispute resolution mechanism, any of the Parties may withdraw from the Agreement.

         31.  Separability
         Invalidation by judgment or court order of any of the terms, conditions or provisions contained in this Agreement shall in no way affect any of the other terms, conditions or provisions herein, which shall remain in full force and effect unless such invalid provision goes to the essence of this Agreement.
         32. Applicable Law
         This Agreement, its validity, construction, and all rights hereunder, shall be governed by the laws of the State of New York and the laws of the United States.
         33. Settlement Date
         The Agreement shall not be effective as against any Party until every Party named in the Agreement has executed a counterpart, and the Agreement has been approved by Court.
         34.  Authority
         Each undersigned representative of the Settling Parties certifies that he or she is fully authorized to enter into the terms and conditions of this Agreement and to execute and legally bind such Party, including all divisions, bureaus, and departments thereof.
         35.  Liability
         No party shall be liable for any injuries or damages to persons or property resulting from any acts or omissions of any other Party, their officers, employees, agents, receivers, trustees, successors, assigns, Contractors, Subcontractors, or any other person acting on behalf of a Party in carrying out any activities pursuant to the terms of this Settlement Agreement.

         36.  Appendices
             (a) Appendices annexed hereto are an integral part of this Agreement and are hereby incorporated by reference as though they were set forth verbatim.
             (b) The State, by entering into this Agreement does not necessarily accept the validity or accuracy of any opinions or conclusions contained in any written materials prepared by Smith Corona or its consultants except to the extent that it specifically accepts or approves them in writing.
        37. Modifications
        This constitutes the entire Agreement of the Settling Parties. Any modification to this Agreement, except as otherwise provided by the terms of the Remedial Plan, must be in writing signed by all the Parties hereto.
        38.  Admissibility of Data
        The Parties expressly reserve all objections to the admissibility of data collected in performing the obligations of this Agreement, except in an action to enforce this Agreement.

                                           Smith Corona Corporation
                                           839 Route 13 South
                                           P.O. Box 2020
                                           Cortland, New York  13045
                                           (607) 753-6011


Dated: ___________________                  By: /s/ Richard M. Cogen
                                               ______________________
                                                    Richard M. Cogen, Esq.
                                            Nixon, Hargrave, Devans & Doyle
                                              Attorneys for Defendant
                                            Smith Corona Corporation
                                            1 Key Corp. Plaza
                                            Albany, New York 12207


                                            Robert Abrams
                                            Attorney General of the State of
                                                 New York
                                            The Capitol
                                            Albany, New York 12224
                                            (518) 473-6486


Dated: ___________________                  By: /s/ John J. Privitera
                                                ____________________________
                                                    John J. Privitera, Esq.
                                                 Assistant Attorney General


Dated: ___________________                  By: /s/ Albert M. Bronson
                                                ____________________________
                                                    Albert M. Bronson, Esq.
                                                Assistant Attorney General


Dated: ___________________                  By: /s/ Dean S. Sommer
                                                ________________________
                                                    Dean S. Sommer, Esq.
                                                Assistant Attorney General
                                                City of Cortland Water
                                                Board City Hall
                                                25 Court Street
                                                Cortland, New York  13045
                                                (607) 753-3327


Dated: ___________________                  By: /s/ Emerson Avery
                                                _______________________
                                                    Emerson Avery, Esq.
                                                Attorney for City of Cortland
                                                Water Board
                                                Town of Cortlandville
                                                25 South Main Street
                                                P.O. Box 310
                                                Homer, New York  13077
                                                (607) 749-7296


Dated: ___________________                 By: /s/ Phillip Rumsey
                                               ________________________
                                                   Phillip Rumsey, Esq.
                                               Attorney for Town of
                                               Cortlandville
                                               County of Cortland and
                                               Cortland County Board of Health
                                               60 Central Avenue
                                               P.O. Box 5590
                                               Cortland, New York 13045
                                               (607) 753-5095


Dated: ___________________                 By: /s/ James J. Baranello
                                               ____________________________
                                                   James J. Baranello, Esq.
                                               Attorney for County of Cortland
                                                and Cortland County Board of
                                                      Health



         SO ORDERED


Dated: ___________________

--------------------------
         U.S.D.J.

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